SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

  Filed by the registrant [X]
  Filed by a party other than the registrant [ ]
  Check the appropriate box
  [ ]  Preliminary proxy statement     [ ]   Confidential, for
                                             Use of the Com-
                                             mission Only (as
                                             permitted by Rule
                                             14a-6(e)(2))
  [X]  Definitive proxy statement
  [ ]  Definitive additional materials
  [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule
       14a-12


                          LIVE Entertainment Inc.
             (Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):
  [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
       or 14a-6(j)(2), or Item 22(a)(2) of Schedule 14A.
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
  [ ]  Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: N/A

  (2) Aggregate number of securities to which transaction applies: N/A

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

  (4)  Proposed maximum aggregate value of transaction:  N/A
  (5)  Total fee paid:
  [ ]  Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
  (1)  Amount previously paid:  N/A
  (2)  Form, schedule or registration statement no.:  N/A
  (3)  Filing party:  N/A
  (4)  Date filed:  N/A

                          LIVE ENTERTAINMENT INC.
                             15400 Sherman Way
                        Van Nuys, California 91406

           NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK,
            SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK AND
                   SERIES C CONVERTIBLE PREFERRED STOCK
                          To Be Held May 2, 1996

     Notice is hereby given that the Annual Meeting of holders of Common Stock, Series B Cumulative Convertible Preferred Stock and Series C Convertible Preferred Stock of LIVE Entertainment Inc. (the "Company") will be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on Thursday, May 2, 1996, at 10:00 a.m. for the following purposes:

     (1) Election of Directors by Common Stockholders and Series C Convertible Preferred Stockholders.

     (2) Election of Directors by Series B Cumulative Convertible Preferred Stockholders.

     (3) Approval by Common Stockholders and Series C Convertible Preferred Stockholders of an amendment to the Company's 1988 Stock Option and Stock Appreciation Rights Plan to increase the number of shares of the Company's Common Stock for which options may be granted by an additional 300,000 shares and make certain technical changes to the Plan.

     (4)  Ratification by Common Stockholders and Series C
          Convertible Preferred Stockholders of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

     (5) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 29, 1996 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged to promptly complete, date and sign the enclosed proxy and mail it to the Company in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                        By Order of the Board of Directors,




                                        RONALD B. CUSHEY
                                        Secretary

April 2, 1996
Van Nuys, California

                          LIVE ENTERTAINMENT INC.
                             15400 Sherman Way
                        Van Nuys, California 91406

                              PROXY STATEMENT

                               SOLICITATION

     This Proxy Statement is furnished to stockholders of LIVE Entertainment Inc. (the "Company" or "LIVE") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the Annual Meeting of holders of Common Stock, Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and Series C Convertible Preferred Stock (the "Series C Preferred Stock") scheduled to be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on Thursday, May 2, 1996, at 10:00 a.m. and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy are first being mailed to stockholders is April 2, 1996. The Company's principal executive offices are located at 15400 Sherman Way, Van Nuys, California 91406.

     Proxies, in the forms enclosed, are being solicited by the Board for use at the Annual Meeting. The persons named as proxies were selected by the Board and are officers of the Company or its affiliates. Proxies may be revoked by a stockholder by written notice (including a properly executed and later dated proxy) to the Secretary of the Company at any time prior to the voting. In addition, a stockholder who attends the Annual Meeting may vote his shares personally and revoke his proxy at that time. All shares represented by valid proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the proxy.

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, Directors and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses.

     The Board has fixed the close of business on March 29, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 2,418,417 shares of Common Stock, 4,197,302 shares of Series B Preferred Stock and 15,000 shares of Series C Preferred Stock. The Common Stock and Series C Preferred Stock are entitled to vote as a group on the election of four members of the Board, the amendment to the Company's 1988 Stock Option and Stock Appreciation Rights Plan, the ratification of the appointment of independent auditors and other business as may properly come before the meeting or any adjournment thereof. The Series B Preferred Stock is entitled to elect four members of the Board, separate and distinct from the Directors being voted on by holders of Common Stock and Series C Preferred Stock. Each share of Common Stock and Series B Preferred Stock is entitled to one vote. Each share of Series C Preferred Stock is entitled to 75.34 votes. The holders of a majority of the Common Stock and Series C Preferred Stock constitute a quorum for those portions of the meeting where action is required of holders of Common Stock and Series C Preferred Stock. The holders of a majority of the Series B Preferred Stock constitute a quorum for those portions of the meeting where action is required of holders of Series B Preferred Stock.

                      ACTION TO BE TAKEN UNDER PROXY

     All proxies for Common Stockholders and Series C Preferred Stockholders in the accompanying form that are properly executed and returned will be voted at the meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the four nominees described herein, to amend the Company's 1988 Stock Option and Stock Appreciation Rights Plan and for the ratification of the appointment of independent auditors. All proxies for Series B Preferred Stockholders in the accompanying form that are properly executed and returned will be voted at the meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the four nominees described herein.

     All outstanding shares of the Company's Common Stock and Series C Preferred Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of Directors (i) vote for the election of all nominees named herein as Directors, (ii) withhold authority to vote for all such Director nominees or (iii) vote for the election of all such Director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating on the proxy. Withholding authority to vote for a Director nominee will not prevent the nominee from being elected. A stockholder may, with respect to each other matter specified in the Notice of Annual Meeting (i) vote "for" the matter, (ii) vote "against" the matter or (iii) "abstain" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted for the election of all nominees named herein as Directors, for the approval of the proposed amendments to the Company's 1988 Stock Option and Stock Appreciation Rights Plan, and for ratification of the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1996.

     A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for all other purposes and will count for the purpose of determining the presence of a quorum. (Shares voted to abstain on a particular matter will not be considered non-voted shares.) Approval of each matter specified in the Notice of Annual Meeting requires the affirmative vote of a majority, or in the case of the election of Directors, a plurality, of the shares of Common Stock and Series C Preferred Stock present in person or by proxy at the meeting and entitled to vote on the matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of Directors.

     Similar rules apply with respect to the vote for Directors by holders of the Series B Preferred Stock.

     The Board knows of no matters, other than those stated above, to be presented and considered at the meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the meeting from time to time.

                              PROPOSAL NO. 1
                           ELECTION OF DIRECTORS

     Since the beginning of 1995, Michael J. White and R. Timothy O'Donnell have resigned from the Board. Their departure from the Board was not the result of any dispute with the Company. The Board appointed Ronald B. Cushey to fill the position left vacant by the departure of Mr. White. The Director position vacated by Mr. O'Donnell remains open. The general practice of the Company is that its Directors who are to be elected by holders of Common Stock and Series C Preferred Stock are divided into three separate classes, with the Directors of each class having a three year term. Thus, the terms of Frans J. Afman, Ryuichi Noda, Masao Nomura and Anthony J. Scotti are to expire at the 1996 Annual Meeting of Stockholders. As Messrs. Afman and Scotti are not standing for reelection as Directors, nominees for election at the 1996 Annual Meeting of Stockholders are Melvin Pearl, Ryuichi Noda, Masao Nomura and Michael Jay Solomon.

     It is intended that the persons named in the proxy for Common Stockholders and Series C Preferred Stockholders will, unless otherwise instructed, vote for the election of the four nominees listed below to serve as Directors until the Annual Meeting of Common Stockholders and Series C Preferred Stockholders following their election listed opposite their names and until their respective successors are elected and have qualified. It is intended that the persons named in the proxy for Series B Preferred Stockholders will, unless otherwise instructed, vote for the election of the four nominees listed below to serve as Directors until the next Annual Meeting of Series B Preferred Stockholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board. All of the nominees listed below have agreed to serve if elected.

     Nominees for Election by Common Stockholders
        and Series C Preferred Stockholders             Terms
     -------------------------------------------        -----
     Ryuichi Noda                                 Until 1999 Annual Meeting
     Masao Nomura                                 Until 1999 Annual Meeting
     Melvin Pearl                                 Until 1999 Annual Meeting
     Michael Jay Solomon                          Until 1999 Annual Meeting

Vote Required for Approval

     An affirmative vote of the holders of at least a plurality of the combined voting power of the Common Stock and Series C
Preferred Stock voting and present at the Annual Meeting is necessary for election of the four nominees listed above. Pursuant to Delaware law, broker non-votes will have the effect of a vote to withhold approval of the nominees for election.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

     Nominees for Election
     by Series B Preferred Stockholders                 Terms
     ----------------------------------                 -----
     Jay Burnham                                  Until 1997 Annual Meeting
     Jonathan D. Lloyd                            Until 1997 Annual Meeting
     Irwin Roth                                   Until 1997 Annual Meeting
     Charles A. Yamarone                          Until 1997 Annual Meeting

Vote Required for Approval

     An affirmative vote of the holders of at least a plurality of the Series B Preferred Stock voting and present at the Annual Meeting is necessary for election of the two nominees listed above. Pursuant to Delaware law, broker non-votes will have the effect of a vote to withhold approval of the nominees for election.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.


     Incumbent Directors                                Terms
     -------------------                                -----
     Makoto Koshiba                               Until 1997 Annual Meeting
     Gregory R. Pierson                           Until 1997 Annual Meeting

     Roger A. Burlage                             Until 1998 Annual Meeting
     Ronald B. Cushey                             Until 1998 Annual Meeting
     Roger R. Smith                               Until 1998 Annual Meeting


     The following information with respect to the principal occupation or employment of each nominee and incumbent Director, the name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations and business experience during the past five years, has been furnished to the Company by the respective nominees and incumbent Directors. This information includes a description of each person's service, if any, with the Company.

Information Concerning Current Directors, Nominees for Directors and Executive Officers

     The following table sets forth information with respect to the Directors, nominees for Director and executive officers of the Company as of March 15, 1996.

     Name             Age           Position
     ----             ---           --------
Jay Burnham           33            Director
Makoto Koshiba        52            Director
Jonathan D. Lloyd     43            Director
Ryuichi Noda          61            Director
Masao Nomura          46            Director
Melvin Pearl          60            Nominee for Director
Gregory R. Pierson    37            Director
Irwin Roth            64            Nominee for Director
Roger R. Smith        53            Director
Michael Jay Solomon   58            Nominee for Director
Charles A. Yamarone   37            Nominee for Director
Roger A. Burlage      53            Director; Chairman of the
                                    Board and Chief Executive
                                    Officer of the Company and
                                    LIVE Film and Mediaworks Inc.
                                    ("LFM")
Ronald B. Cushey      39            Director; Executive Vice
                                    President/Chief
                                    Financial Officer and
                                    Corporate Secretary of the
                                    Company and LFM
Paul Almond (1)       53            Executive Vice President/
                                    Production and Acquisitions of LFM
Steven E. Mangel (1)  42            Executive Vice President/Legal
                                    and Business Affairs/International
                                    Sales and General Counsel of LFM
Elliot Slutzky (1)    47            Executive Vice President/Sales and
                                    Marketing of LFM
Robert L. Denton (1)  36            Vice President/Chief
                                    Accounting Officer of the
                                    Company and LFM

------------------
(1) Executive officers of LFM who were determined by the Board to be executive officers of the Company effective as of January
     1, 1996 by virtue of the policy making functions that they perform for the Company.

     Mr. Burnham, a Director of the Company since June 1993, has been an investment analyst with DDJ Capital Management ("DDJ"), a diversified investment management firm, since March 1, 1996. From January 1, 1995 until he joined DDJ, Mr. Burnham was a Vice President of Libra Investments, Inc. ("Libra"), a specialized investment banking firm. From June 1990 until he joined Libra, Mr. Burnham performed investment analyst services for Paul D. Sonz Partners, a diversified investment services firm. From August 1987 until June 1990, he was an investment analyst with Columbia Savings and Loan Association, a financial savings institution. Mr. Burnham is a Director of Bally's Las Vegas, a hotel and gaming establishment located in Las Vegas, Nevada.

     Mr. Koshiba has been a Director of the Company since May 1995 and has been General Manager of the Finance Division of Pioneer Electronic Corporation ("PEC") since August 1993. From September 1991 to August 1993, Mr. Koshiba served as Executive Vice President, Secretary and Treasurer of Pioneer Electronics Capital Inc., a company engaged in the business of providing financing to the U.S. Pioneer companies. From August 1985 to September 1991, Mr. Koshiba was Secretary and Treasurer of Pioneer Electronics
(USA) Inc.

     Mr. Lloyd, a Director of the Company since June 1993, is currently Managing Director of Mandeville Partners, LLC, a venture capital and investment banking concern concentrating in telecommunications and media. From 1993 to July 1995, Mr. Lloyd was the Chairman, President and Chief Executive Officer of OpTel, Inc. ("OpTel"), a company engaged in the provision of cable television services. He is also the Chairman of Vanguard Communications, L.P., a privately held developer and operator of microwave cable television systems. Prior to joining OpTel, Mr. Lloyd was the President of Qintex Entertainment , Inc. ("Qintex"), a company engaged in the development and production of television programming, a position he held from January 1990 until he became President of OpTel. From April 1988 to January 1990, Mr. Lloyd was the Executive Vice President and Chief Financial Officer of Qintex. From January 1986 to April 1988, Mr. Lloyd was Executive Vice President and Chief Financial Officer of Hal Roach Studios, Inc., a producer and distributor of television programming and home video product.

     Mr. Noda became a Director of the Company in December 1994. Mr. Noda became President of Pioneer LDC, Inc. ("PLDC"), a subsidiary of PEC, in April 1991 and has been a Director of PEC since December 1988. From October 1988 to April 1991, he was Deputy General Manager of the International Division of PEC. From January 1986 until October 1988, he was President and Chief Executive Officer of Pioneer Electronics (USA) Inc., a company engaged in sales and marketing of consumer electronics in the United States. From 1985 to 1986, he served as General Manager of the Planning and Coordination Department of the International Division of PEC. Mr. Noda also served as a Director of Carolco Pictures Inc. ("Carolco"), a diversified entertainment company engaged in the financing, production and leasing of motion picture properties worldwide, until his resignation from Carolco's Board on November 10, 1995. In November 1995, Carolco filed for reorganization under Chapter 11 of the United States Bankruptcy Code.

     Mr. Nomura became a Director of the Company on November 9,
1993.  He has served as Secretary, Treasurer and Chief Financial
Officer of Pioneer Entertainment (USA) L.P. ("Pioneer") since March
1987.

     Mr. Pearl is a senior partner in the law firm of Katten Muchin & Zavis and was one of its founding partners in June, 1974. In 1984, Mr. Pearl formed his own production company and has been an active film producer in addition to his practice of law. Mr. Pearl is Chairman of DDM Film Corp. which has produced both small and large-budgeted films. He is a member of the Board of Directors, the Executive Committee and former Chairman of the Compensation Committee, of Cole Taylor Financial Group. He is also a member of the Board of Guarantee Reserve Life Insurance Company.

     Mr. Pierson became a Director of the Company in April 1994. Mr. Pierson has been the General Counsel of Pioneer North America, Inc. ("PNA") since 1991. From 1985 to 1991, Mr. Pierson was an attorney with the law firm of Adams, Duque & Hazeltine in Los Angeles. Mr. Pierson also served as a Director of Carolco, until his resignation from Carolco's Board on November 10, 1995. In November 1995, Carolco filed for reorganization under Chapter 11 of the United States Bankruptcy Code.

     Mr. Roth is currently Chairman, Chief Executive Officer and a Director of Advanced Communication Exchange Inc. and Online Entertainment Network Inc., and has been a practicing attorney for over 37 years in New York City, where he specializes in securities and entertainment law. He is presently a Director of Personal Computer Products, Inc., in San Diego, California and Chairman and Chief Executive Officer of Color Q, Inc. in Dayton, Ohio. He is also Chairman and Chief Executive Officer of Platinum Entertainment Group, Inc., in Hollywood, California.

     Mr. Smith has been a Director of the Company since November 1988 and was Executive Vice President of Carolco from October 1990 to June 1992. Since June 1992, Mr. Smith has been self employed as an independent motion picture producer. He served as Executive Vice President of the Company from November 1989 until September 1990 and Chief Financial Officer of the Company from November 1988 until September 1990. He also served as Senior Vice President of the Company from November 1988 until he became Acting President of the Company in August 1989, a position he held until his appointment as Executive Vice President of the Company. He was also President of LIVE Enterprises Inc., a subsidiary of the Company, from November 1989 until September 1990.

     Mr. Solomon is Chairman and Chief Executive Officer of Solomon International Enterprises ("SIE"), a Beverly Hills, California-based international communications company he founded in 1994. SIE consists of a network of worldwide production and distribution companies, as well as broadcasting, satellite and cable program delivery services in various parts of the world. From 1989 to 1994, Mr. Solomon was President of Warner Bros. International Television and from 1985 until its 1989 merger with Warner Bros., he served as President of Lorimar Telepictures Corporation ("Lorimar"). In 1978, Mr. Solomon founded Telepictures Corporation and held the position of Chairman and Chief Executive Officer, prior to its merger with Lorimar.

     Mr. Yamarone has been Executive Vice President and Research Director of Libra Investments, Inc., a broker-dealer located in Los Angeles, California, since July 1994. Mr. Yamarone was Senior Vice President and General Counsel of Libra Investments, Inc. from October 1991 to June 1994. Mr. Yamarone was Senior Vice President-Legal of Columbia Savings and Loan, Beverly Hills, California, from January 1990 to October 1991 and was also Secretary of Columbia Savings and Loan from January 1990 to January 1991. Mr. Yamarone also serves as a Director of Continental Airlines, Inc. and El Paso Electric Company.

     Mr. Burlage has served as President and Chief Executive Officer of LIVE and LFM since January 1994 and became a Director of the Company in December 1994 and Chairman of the Board in March 1996. From 1989 until joining LIVE, Mr. Burlage served as President and Chief Executive Officer of Trimark Holdings, Inc. ("Trimark"), a diversified entertainment company. Prior to joining Trimark, Mr. Burlage served in several other capacities in the entertainment industry, including positions with New World Pictures, Ltd. ("New World") and with AVCO Corporation and AVCO Embassy Pictures.

     Mr. Cushey has served as Executive Vice President and Chief Financial Officer of LIVE and LFM since January 1995. He became a Director of the Company on November 9, 1993 and served in that capacity until May 9, 1995, when he was replaced by Mr. Koshiba. Mr. Cushey subsequently was reappointed as a Director in June 1995, when Mr. White resigned from the Board. Mr. Cushey was an Executive Consultant for PNA from April 1992 until December 1994. He served as Chief Financial Officer of Nelson Holdings International Ltd. and Nelson Entertainment Group (collectively, "Nelson") from January 1989 until June 1991, after serving as Nelson's Acting Chief Financial Officer since November 1987.

     Mr. Almond was named Executive Vice President, Acquisitions and Productions, of LFM in January 1994. From 1986 until joining LFM, Mr. Almond was Senior Vice President, Worldwide Acquisitions at ITC Entertainment Group, an international motion picture production and distribution company.

     Mr. Mangel has served as Executive Vice President of LFM and its subsidiaries since July 1994 and currently supervises the Company's international sales division and its legal and business affairs department, and acts as its General Counsel. Previously, Mr. Mangel served as General Counsel and Senior Vice President/Legal and Business Affairs since August 1989 after serving as its Vice President since January 1986. From 1979 until joining LFM, Mr. Mangel was a private practitioner, specializing in copyright and entertainment law, becoming a member of the law offices of Shapiro and Mangel in 1984.

     Mr. Slutzky was named Executive Vice President, Sales and
Marketing of LFM in February 1994. From 1989 until his appointment at LFM, Mr. Slutzky was President, Marketing and Distribution, for Epic Productions, Inc. and Vision International.

     Mr. Denton has served as Vice President of Finance and Chief
Accounting Officer of LIVE and LFM since July of 1990. From 1982 until joining LIVE, Mr. Denton was employed by the accounting firm of Ernst & Young LLP, most recently as Senior Manager.

Board Meetings

     During 1995, the Board met five times. Messrs. Scotti, Noda and Koshiba attended less than 75% of the meetings of the Board and the Committees thereof on which they served during those portions of 1995 when such individuals were members of the Board.

Executive Committee

     The Executive Committee of the Board consists of Messrs. Burlage, Scotti and Noda, and included Mr. O'Donnell prior to his resignation in February 1996. The Committee currently has one vacancy. During intervals between meetings of the Board, the Executive Committee exercises all powers of the Board (except those powers specifically reserved by Delaware law to the full Board) in the management and direction of the business and conduct of the affairs of the Company in all cases in which specific directions have not been given by the Board. The Executive Committee met one time in 1995.

Compensation Committee

     The Compensation Committee of the Board consists of Messrs. Afman and Pierson, and included Mr. O'Donnell prior to his resignation in February 1996. The Compensation Committee, which determines executive remuneration, met two times in 1995. The Committee currently has one vacancy.

Stock Option Committee

     The Stock Option Committee of the Board consists of Mr. Afman, and included Mr. O'Donnell prior to his resignation in February 1996. The Stock Option Committee, which was formed in 1993 pursuant to the Company's 1988 Stock Option and Stock Appreciation Rights Plan, as amended (the "1988 Plan"), grants stock options or stock appreciation rights to selected key employees of the Company or its subsidiaries, Directors, consultants or other persons. The Stock Option Committee met two times in 1995 and currently has one vacancy.

Independent Committee

     The Independent Committee of the Board consists of Messrs. Burnham, Lloyd and Scotti, and included Mr. O'Donnell prior to his resignation in February 1996. Transactions between the Company, on the one hand, and affiliates of the Company or its Directors, other than wholly-owned subsidiaries of the Company, on the other, are referred to the Independent Committee to ensure that the interests of the Company are protected in any such transaction. The Independent Committee met two times in 1995 and currently has one vacancy.

Audit Committee

     The Audit Committee of the Board consists of Messrs. Nomura and Smith, and included Mr. O'Donnell prior to his resignation in February 1996. The function of the Audit Committee is to review and approve the selection of, and all services performed by, the Company's independent auditors; to meet and consult with, and to receive reports from, the Company's independent auditors, its financial and accounting staff and its internal audit department; and to review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. The Audit Committee met one time in 1995 and currently has one vacancy.

     The Company does not have a standing Nominating Committee.

Arrangements Pursuant to Which Certain Directors Have Been Elected

     By the terms of the Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of the Series B Preferred Stock, the holders of the Series B Preferred Stock, voting as a class, are entitled to elect four Directors of the Company, and more in certain events. Messrs. Burnham and Lloyd have been elected as Directors , and Messrs. Yamarone and Roth have been nominated for election as Directors, by the holders of the Series B Preferred Stock.

Board Fees

Directors Fees

     During 1995, all Directors of the Company were entitled to receive non-qualified options to acquire 1,000 shares of the Company's Common Stock for service as a Board member. All Directors of the Company who are not employed by the Company are also entitled to receive an annual fee of $10,000 plus $1,000 for attendance at each committee meeting. Mr. Scotti does not receive these fees.

     Mr. Scotti receives $25,000 per month for services rendered as Chairman of the Board of Directors of the Company, and will receive $25,000 per month through June 1997 for services as a consultant to the Chairman of the Board after his resignation as Chairman in March 1996. Mr. Scotti receives no other Annual Meeting or committee fees for his service on the Board.

Arrangements with Board Members

     On March 6, 1995, the Stock Option Committee of the Board granted to all current employees and Directors of LIVE and LFM (other than members of the Stock Option Committee) who were holders of options pursuant to the 1988 Plan, the option to agree to cancel certain options (the "Canceled Options") and to receive in return therefor new options (the "New Options") pursuant to the 1988 Plan, all on the following terms and conditions: (i) the exercise price for the New Options would equal $3.50, the closing price of the Common Stock on the SmallCap Market on March 6, 1995, (ii) fifty percent (50%) of the New Options would vest on March 6, 1996; the remainder would vest on March 6, 1997, provided that no New Options would vest earlier than the scheduled vesting date for the corresponding Canceled Options, and (iii) all New Options would expire on the expiration date of the corresponding Canceled Options.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 1995, the following Board members served on the Company's Compensation Committee: Mr.
Afman, Mr. O'Donnell and Mr. Pierson.   During the fiscal year
ended December 31, 1995, none of the members of the Compensation Committee were officers or employees of LIVE or any of its subsidiaries. Furthermore, none of the members of the Compensation Committee are former officers of LIVE or any of its subsidiaries. The Company or its subsidiaries had the following relationships and transactions with members of the Board and the Compensation Committee, and/or their affiliates.

Arrangements with Mr. Scotti or Affiliates

     The Company and Mr. Scotti are parties to an agreement dated December 1993, pursuant to which the Company agreed, for a term ending in December 1996, to pay Mr. Scotti $25,000 per month, plus normal Directors expenses and other out-of-pocket expenses he may incur in connection with his services to the Company, in return for Mr. Scotti making himself available to the Company or any video subsidiary thereof to act as Mr. Burlage's primary reporting person for the period ending December 31, 1996. Such compensation is payable as long as Mr. Scotti makes himself available for such purpose, whether or not the Company actually utilizes his services and whether or not Mr. Burlage remains in the Company's employ.
The agreement was amended in March 1996 upon Mr. Scotti's resignation to provide for his consulting services to the Chairman of the Board through June 1997 at the same rate.

Arrangements with Mr. O'Donnell or Affiliates

     In a May 1992 agreement, amended in July and August 1992 and terminated in May 1995, the Company had engaged Jefferson Capital and Daniels and Associates (collectively, the "Financial Advisors") to review the Company's capital structure, assist in structuring and placing appropriate working capital facilities at LFM and to make recommendations with respect to the Company's capital structure. As part of their engagement, in 1995 the Financial Advisors assisted the Company in obtaining film project financing from a bank and in August 1995 received a total fee of $50,000 for such services. LIVE had also agreed to reimburse the Financial Advisors for their reasonable out-of-pocket expenses, including legal fees, in connection with such engagement.

Arrangements with Mr. Afman or Affiliates

     In July 1994, LIVE entered into an agreement with affiliates of Mr. Afman whereby such affiliates agreed to provide services with respect to the international licensing of film rights held by LIVE. The fees payable to the affiliates of Mr. Afman are based on the license fee paid for such rights by unaffiliated third parties. Such affiliates of Mr. Afman also are entitled to be reimbursed for certain expenses they incur in connection with the services they perform under the agreement. The agreement is terminable by either party upon thirty days prior notice.

Arrangements with Mr. Pierson, Mr. Noda, Mr. Koshiba and Mr.
Nomura, or their Affiliates

     PEC and Pioneer

     Pursuant to an agreement dated October 1995, which amended and extended an original agreement dated October 1991, LFM granted Pioneer a license for United States laser videodisc rights to LFM's library of motion pictures (subject to certain reserved rights) for a term ending in September 1998. Pioneer will pay LFM a total of $4,600,000 ($2,300,000 upon signing and $2,300,000 on January 1,
1997) under this agreement as a non-returnable advance recoupable on a cross-collateralized basis from all royalties payable to LFM under the agreement.

     On February 8, 1996, the Company and PLDC entered into an Output Deal Agreement (the "Pioneer Output Agreement") for the distribution of the Company's theatrical productions in Japan. The three year agreement includes all theatrical films that LIVE produces and acquires over the period, excluding LIVE's two features currently in post-production, The Substitute and The Arrival. PLDC has agreed to pay a specified percentage of the applicable film's production or acquisition cost to obtain such Japanese distribution rights.

     PEC is the owner of all of the Series C Preferred Stock. The Series C Preferred Stock bears dividends at the rate of 5% per annum, payable semi-annually on January 1 and July 1. The semi-annual dividends on the Series C Preferred Stock scheduled to be paid to Pioneer on July 1, 1993, January 1 and July 1, 1994 and 1995, and January 1, 1996 were not paid due to restrictions on LIVE imposed by the terms of the Series B Preferred Stock. Under the terms of the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock, any accrued but unpaid dividends on the Series C Preferred Stock are added to the liquidation preference of the Series C Preferred Stock on the semi-annual payment date. As of January 2, 1996, unpaid dividends totalling $2,206,833 from July 1, 1993 through January 1, 1996 had been added to the liquidation preference resulting in a total liquidation preference of $17,206,833.

     Under the terms of the Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of the Series B Preferred Stock, LIVE is prohibited from paying dividends on any junior series of LIVE preferred stock, including the Series C Preferred Stock, other than from the cumulative net income of LIVE from and after the date of issuance of the Series B Preferred Stock (March 23, 1993). LIVE has had a cumulative net loss since March 23, 1993 and thus has been prohibited from paying dividends on the Series C Preferred Stock. As a result of such non-payment, the unreturned liquidation preference of the Series C Preferred Stock increased to $17,206,833 as of January 1, 1996. It is the intention of LIVE, immediately upon any redemption or retirement of the Series B Preferred Stock, to pay all accrued and unpaid dividends on the Series C Preferred Stock, provided that the payment of such dividends does not impair the capital of LIVE and is not prohibited under the Delaware General Corporation Law. Immediately following such payment, the liquidation preference of the Series C Preferred Stock would equal $15,000,000.

     The Series C Preferred Stock is convertible into that number of shares of Common Stock that is equal to the unreturned liquidation preference of the Series C Preferred Stock divided by $15.225. Thus, as of January 1, 1996, the Series C Preferred Stock was convertible into 1,130,170 shares of Common Stock. Upon the payment of all accrued and unpaid dividends on the Series C Preferred Stock, the Series C Preferred Stock will be convertible into 985,221 shares of Common Stock.

     In July 1993, LIVE granted PEC, Le Studio Canal+ S.A. ("Le Studio") and RCS Video International Services B.V., a former shareholder, ("RCS") the right to require LIVE to use its best efforts to register all Common Stock in the Company owned by either PEC, Le Studio or RCS, whether acquired directly from the Company, upon conversion of the Series C Preferred Stock, or upon acquisition of such stock from Carolco pursuant to the financial restructuring of Carolco that occurred in October 1993.

     In July 1994, a subsidiary of LIVE and an affiliate of PEC reached an agreement whereby an affiliate of Pioneer received the Japanese theatrical, video and television distribution rights to the films Wagons East, Top Dog, The Beans of Egypt, Maine and Goldy III.

     Carolco

     PEC owns approximately 41% of the outstanding voting equity of Carolco. Le Studio and its affiliates own approximately 17% of the outstanding voting equity of Carolco. RCS and its affiliates own approximately 5.8% of the outstanding voting equity of Carolco. On November 10, 1995 Carolco filed for protection from its creditors under the provisions of the United States Bankruptcy Court.

     LIVE was party to an agreement with Carolco entitling LIVE to acquire home video rights in the United States and Canada for most motion pictures produced or controlled by Carolco on which principal photography had commenced prior to July 31, 1995 or for which LIVE had paid an advance to Carolco prior to such date, under a series of agreements. In 1995, LFM made no payments to Carolco and at December 31, 1995 had no recorded contractual obligations under the Domestic Master Agreement, other than nominal normal royalty overage amounts.

     LIVE, through its former subsidiary, LIVE Entertainment International Inc. ("LEII"), was party to an agreement with Carolco International Inc. ("CII") entitling LEII to acquire home video rights in the German-speaking European market for most motion pictures produced or controlled by CII on which principal photography had commenced prior to July 31, 1995 or for which LFM had paid an advance to CII prior to such date (other than rights granted by CII to other parties prior to April 1991), under a master agreement entered into in April 1991 (the "German Master Agreement"). In 1995, LEII did not pay any advances to CII and at December 31, 1995 had no recorded contractual obligations under the German Master Agreement.

     In January 1995, in order to settle disputes between them with respect to the ownership of the United States and Canada video distribution rights to the film Cutthroat Island, LIVE and Carolco reached agreement that Cutthroat Island would not be subject to either the Domestic Master Agreement or the German Master Agreement. LIVE also reached agreement with the distributor of Cutthroat Island whereby LIVE obtained video distribution rights to such film in the United States and Canada, and Carolco made certain payments to LIVE to compensate LIVE for the fact that its distribution fee under the Cutthroat Island video distribution agreement was less favorable to LIVE than the terms of the Domestic Master Agreement.

     In connection with a pending class action litigation involving the Company, Carolco and certain of the Company's past and present Directors and executive officers, LIVE and Carolco entered into an agreement dated April 8, 1992, with respect to the division of legal fees and costs relating to that litigation. Pursuant to the agreement, 65% of the legal fees and costs will be paid by LIVE and 35% of the legal fees and costs will be paid by Carolco. If Carolco is unable to pay its share of such legal costs due to its bankruptcy filing, LIVE will ultimately be responsible for those costs.

     The Company believes that each transaction with an affiliate of the Company was on terms at least as favorable to the Company as would have prevailed in arms-length transactions between unrelated parties. In addition, future transactions between the Company and its affiliates will be referred to either the Company's Board or a committee of disinterested Directors to ensure that the interests of the Company are protected in any such transaction.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth as of February 29, 1996, certain information concerning the ownership of shares of Common Stock and Series C Preferred Stock. The Series C Preferred Stock votes on an as converted basis on all matters which may come before the holders of Common Stock, voting together on such matters with the Common Stock. As of February 29, 1996 the Series C Preferred Stock was convertible into 1,130,170 shares of Common Stock. Information is provided concerning the ownership of Common Stock and Series C Preferred Stock by (i) the holders known to LIVE of more than 5% of the outstanding shares of Common Stock or Series C Preferred Stock, (ii) each executive officer and Director of LIVE and (iii) all executive officers and Directors of LIVE as a group.

     Columns (A) and (B) of the table provide information regarding the voting power of the foregoing persons, entities and groups. Columns C through E of the table show their beneficial ownership of Common Stock and Series C Preferred Stock issued and outstanding as of February 29, 1996. Beneficial ownership has been determined in accordance with Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides that a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power which includes the power to dispose of, or to direct the disposition of, such security. Where known by LIVE, the footnotes to the table indicate when shares have been included in the table based upon beneficial ownership resulting other than from actual ownership of the shares.

     Column C of the table ("Number of Shares of Issued and Outstanding Common Stock") includes only shares of Common Stock actually issued and outstanding as of February 29, 1996. Column E ("Shares of Common Stock in Which Person Has Right to Acquire Beneficial Ownership Within 60 Days") provides information with respect to shares of Common Stock that are not held by a person as of February 29, 1996, but which a person has the right to acquire beneficial ownership of within 60 days of that date (such as upon the exercise of options or warrants, the conversion of convertible securities or through other similar securities or arrangements). Shares of Common Stock issuable upon exercise of options or warrants, upon conversion of convertible securities, or through other similar securities or arrangements are included in Column E if such options, warrants, convertible securities or other similar securities or arrangements are exercisable (or convertible) within 60 days of February 29, 1996, regardless of whether the exercise, conversion or other acquisition price is above or below the current market price for Common Stock.

     Columns (F) and (G) of the table show each of the person's, entity's and group's beneficial ownership of Common Stock calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act, and includes shares of Common Stock issued and outstanding as of February 29, 1996, as well as shares for which beneficial ownership may be acquired within 60 days of that date. In accordance with Rule 13d-3(d)(1) under the Exchange Act, any securities not outstanding but which are the subject of options, warrants, rights, or conversion privileges (or other arrangements which could result in the issuance of additional shares of Common Stock by LIVE) exercisable within 60 days of February 29, 1996, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

     Certain members of the Board named in the table are affiliated with one of the beneficial owners of more than 5% of the Common Stock or Series C Preferred Stock (a "5% Owner"). In certain circumstances, a 5% Owner may be deemed to beneficially own Common Stock or Series C Preferred Stock held by such Directors, and vice versa. For purposes of the table below, (i) the beneficial ownership of a 5% Owner includes such Director's ownership where indicated by footnote even though the 5% Owner may disclaim beneficial ownership of such shares and (ii) the beneficial ownership of the Director does not include such 5% Owner's beneficial ownership solely by reason of such Director's affiliation with such 5% Owner.


            BENEFICIAL OWNERSHIP OF COMMON STOCK AND SERIES C PREFERRED STOCK

                                                                                        (E)
                                                                                        Shares of
                                                                (C)                     Common              (F)              (G)
                                                                Number                  Stock in
                                                   (B)          of Shares               Which Person        Amount of Beneficial
                                                                of Issued     (D)       Has Right           Ownership of Common
                                                   Percent of   and                     to Acquire             Stock as of
                                  (A)              Votes that   Outstanding   Percent   Beneficial         February 29, 1996 (1)
Name of Beneficial Owner or       Votes Entitled   may be       Common        of        Ownership
Identity of Group                 to Cast          Cast (2)     Stock         Class     Within 60 Days   Number of Shares   Percent

    5% Owners
PEC. . . . . . . . . . . . . . .  1,768,014(3)     49.8%        637,844       26.4%     1,130,170        1,777,014(4)       50.1%
Le Studio (5). . . . . . . . . .    257,606         7.3%        257,606       10.7%             0          257,606           7.3%
FMR Corp (6) . . . . . . . . . .          0            *              0           *       391,176          391,176          11.0%

   Management
Anthony J. Scotti (7). . . . . .      2,829            *          2,829           *         5,950            8,779              *
Roger A. Burlage (8) . . . . . .          0            *              0           *        47,000           47,000           1.3%
Frans J. Afman (9) . . . . . . .          0            *              0           *         5,900            5,900              *
Jay Burnham (10) . . . . . . . .          0            *              0           *         3,000            3,000              *
Ronald B. Cushey (11). . . . . .          0            *              0           *         5,000            5,000              *
Ryuichi Noda (12). . . . . . . .          0            *              0           *         2,000            2,000              *
Makoto Koshiba (13). . . . . . .          0            *              0           *         2,000            2,000              *
Jonathan D. Lloyd (14) . . . . .          0            *              0           *         3,000            3,000              *
Masao Nomura (15). . . . . . . .          0            *              0           *         2,500            2,500              *
Melvin Pearl . . . . . . . . . .          0            *              0           *             0                0              *
Gregory R. Pierson (16). . . . .          0            *              0           *         2,500            2,500              *
Irwin Roth . . . . . . . . . . .          0            *              0           *             0                0              *
Roger R. Smith (17). . . . . . .        152            *            152           *        11,450           11,602              *
Michael Jay Solomon. . . . . . .          0            *              0           *             0                0              *
Charles A. Yamarone. . . . . . .          0            *              0           *             0                0              *
Paul Almond (18) . . . . . . . .          0            *              0           *         6,000            6,000              *
Steve Mangel (19). . . . . . . .        134            *            134           *         7,000            7,134              *
Elliot Slutzky (20). . . . . . .      6,000            *          6,000           *         5,700           11,700              *
Robert L. Denton (21). . . . . .          0            *              0           *         1,800            1,800              *

All Executive Officers,
Directors and Nominees for
Directors as a group**(22) . . .      9,115            *          9,115           *       110,800          119,915           3.4%

*Less than 1%

**19 persons comprised of all
  of those named above


   All of the persons listed
in the chart above have sole
voting power and sole investment
power over the capital stock
they beneficially own unless
otherwise indicated in the
footnotes below.

(1) The number of shares and percentages are based upon 3,548,587 possible votes (comprised of (i) the 2,418,417 votes which may be cast by all holders of outstanding Common Stock and (ii) the 1,130,170 votes which may be cast by PEC as the sole holder of the Series C Preferred Stock) as of February 29, 1996. The shares of Common Stock underlying immediately exercisable options, warrants or rights, immediately convertible securities, or options, warrants, rights or convertible securities that become exercisable or convertible within 60 days of February 29, 1996 are deemed to be outstanding for the purpose of calculating the number and percentage owned by the holders of such options, warrants, rights or convertible securities.

(2) Based upon 3,548,587 possible votes (comprised of (i) the 2,418,417 votes which may be cast by all holders of outstanding Common Stock and (ii) the 1,130,170 votes which may be cast by PEC as the sole holder of the Series C Preferred Stock) as of February 29, 1996. PEC, as the sole holder of the Series C Preferred Stock, has the same voting rights (and thus is entitled to the same number of votes) as it would be entitled to if it had converted the Series C Preferred Stock into Common Stock.

(3) Includes 637,844 shares of Common Stock directly owned by PEC, and 1,130,170 shares of Common Stock issuable upon conversion of the 15,000 shares of Series C Preferred Stock (plus accrued but unpaid dividends through February 29, 1996) held by PEC.

(4) Includes 1,130,170 shares of Common Stock issuable upon conversion of the 15,000 shares of Series C Preferred Stock (plus accrued but unpaid dividends through February 29, 1996) held by Pioneer. The Series C Preferred Stock is entitled to vote together with the Common Stock on all matters coming before the holders of the Common Stock as if its holder had converted the Series C Preferred Stock into Common Stock. On that basis, PEC is entitled to cast 1,130,170 votes on matters coming before the holders of Common Stock pursuant to its ownership of the Series C Preferred Stock. Includes options to purchase 9,000 shares of Common Stock held by PEC affiliated or nominated Directors. The address of Pioneer and PNA is 2265 East 220th Street, Long Beach, California 90810. The address of PEC is 4-1 Meguro, 1 Chome, Meguro-ku, Tokyo 153, Japan.

(5) Represents shares of Common Stock indirectly owned by Le Studio through its wholly-owned subsidiary Cinepole. In their most recent Schedules 13D filed with the Commission, Cinepole claimed shared voting power and shared investment power over all of its 236,006 shares of Common Stock with Le Studio and Le Studio's corporate parent, Canal+ S.A., and Le Studio claimed shared voting power and shared investment power over all of its 21,600 shares of Common Stock with Canal+ S.A. The address of Cinepole is Surinameweg 2, NL - 2035 VA Haarlem, The Netherlands. The address of Le Studio is 17, rue Dumont d'Urville, 75116 Paris, France. The address of Canal+ S.A. is 85-89 Quai Andre Citroen, 75015 Paris, France.

(6) Represents 391,176 shares of Common Stock which are issuable upon exercise of presently exercisable warrants. FMR Corp. is the parent of Fidelity Management & Research Company which manages or advises funds that hold these warrants. The address of FMR Corp. and Fidelity Management & Research Company is 82 Devonshire Street, F7E, Boston, Massachusetts 02109.

(7) Includes 5,950 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996. Does not include 33,475 shares of Common Stock held by Scotti Brothers Entertainment Industries ("Scotti Brothers").

(8) Includes 47,000 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.


(9) Includes 5,900 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.


(10) Includes 3,000 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.


(11) Includes 5,000 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.


(12) Although Mr. Noda may be deemed to own beneficially the securities owned by PEC, Mr. Noda has disclaimed beneficial ownership of such securities. Includes 2,000 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.

(13) Although Mr. Koshiba may be deemed to own beneficially the securities owned by PEC, Mr. Koshiba has disclaimed beneficial ownership of such securities. Includes 2,000 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.

(14) Includes 3,000 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.


(15) Although Mr. Nomura may be deemed to own beneficially the securities owned by PEC, Mr. Nomura has disclaimed beneficial ownership of such securities. Includes 2,500 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.

(16) Although Mr. Pierson may be deemed to own beneficially the securities owned by PEC, Mr. Pierson has disclaimed beneficial ownership of such securities. Includes 2,500 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.

(17) Includes 12,450 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.


(18) Includes 6,000 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.

(19) Includes 7,000 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.

(20) Includes 5,700 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.

(21) Includes 1,800 shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.

(22) Includes shares of Common Stock which are issuable (i) upon exercise of presently exercisable options, warrants and rights and (ii) upon exercise of options, warrants and rights that become exercisable within 60 days of February 29, 1996.

     The following table sets forth, as of December 31, 1995, the beneficial ownership of shares of LIVE's Series B Preferred Stock, by each stockholder who is known by LIVE to own more than 5% of the outstanding shares of the Series B Preferred Stock based upon 4,200,000 shares of the Series B Preferred Stock outstanding as of December 31, 1995. Although 6,000,000 shares of Series B Preferred Stock were originally issued by LIVE, LIVE purchased a total of 1,800,000 shares through December 1995, leaving 4,200,000 shares outstanding as of that date. In addition, in March 1996, the Company purchased 377,500 shares of the Series B Preferred Stock at an average price of approximately $6.00 per share.

                                              Shares of        Percentage of
 Name of Beneficial                           Series B         Outstanding
       Owner                                  Preferred           Series B
                                             Stock Owned      Preferred Stock
 ------------------                          -----------      ---------------
Elliott Associates, L.P.(1)                     414,485             9.9%
Metropolitan Life Insurance Company (2)         285,000             6.8%

(1) Elliott Associates, L.P. ("Elliott") is a Delaware limited partnership and its principal business is to purchase, sell, trade and invest in securities. In its most recent
       Schedule 13D filed with the Commission, Elliott claimed beneficial ownership over all 414,485 shares of Series B Preferred Stock owned by them and indicated it has sole power to vote or direct the vote of, and to dispose or direct the disposition of, the shares owned. The address of Elliott is 712 Fifth Avenue, 36th Floor, New York, New York 10019.

(2) Represents shares of Series B Preferred Stock indirectly owned by Metropolitan Life Insurance Company ("Metropolitan") through its wholly-owned subsidiary State Street Research & Management Company ("State Street Research") and State Street Research's affiliate State Street Research Investment Services, Inc. ("State Street Services"). State Street Research and State Street Services are investment advisers registered under the Investment Advisers Act of 1940. In its most recent
       Schedule 13G filed with the Commission, Metropolitan claimed sole voting power and sole investment power over all 285,000 shares of Series B Preferred Stock. In their most recent Schedule 13G filed with the Commission, State Street Research and State Street Services claimed that various of their clients are the beneficial owners of all 285,000 shares of Series B Preferred Stock held by them and State Street Research and State Street Services disclaimed any beneficial interest in those securities. The address of Metropolitan is One Madison Avenue, New York, New York 10010. The address of State Street Research and State Street Services is One Financial Center, Boston, Massachusetts 02111-2690.

As of February 29, 1996, none of the Directors or executive officers of LIVE beneficially owned any shares of LIVE's Series B
Preferred Stock.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with Members of the Compensation Committee or Their
Affiliates

See "Executive Compensation - Compensation Committee Interlocks and Insider Participation," above.

Arrangements with Le Studio

     In July 1994, LFM and an affiliate of Le Studio executed a definitive agreement whereby LFM licensed the United States and Canadian video rights to the motion picture Stargate.

Transactions with FMR Corp.

     In September and October 1994, the Company repaid the entire amount of principal and accrued interest on the Company's $37,000,000 of 12% Senior Secured Subordinated Notes (the "12% Notes"). Funds managed or advised by Fidelity Management & Research Company held approximately $31,250,000 in principal amount of the 12% Notes. FMR Corp. is the parent of Fidelity Management
& Research Company.

     On March 7, 1995, the Company acquired 1,400,000 shares of
Series B Preferred Stock from various funds managed or advised by Fidelity Management & Research Company, at the market price in effect on that date.

     The Company believes that each transaction with an affiliate of the Company was on terms at least as favorable to the Company as would have prevailed in arms-length transactions between unrelated parties. In addition, future transactions between the Company and its affiliates will be referred to either the Company's Board or a committee of disinterested Directors to ensure that the interests of the Company are protected in any such transaction.

   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and The Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1995 all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten-percent beneficial owners were complied with.

               EXECUTIVE COMPENSATION AND OTHER REMUNERATION

     The following table sets forth the cash compensation paid by the Company during the fiscal years ended December 31, 1995, 1994 and 1993 to Mr. Burlage, who has served as the Chief Executive Officer of the Company from January 1994 and to its four most highly compensated executive officers other than the Chief Executive Officer at December 31, 1995. As of the end of the fiscal year ended December 31, 1995, there were only two executive officers of the Company (Mr. Burlage and Ronald B. Cushey). Mr. Cushey became Executive Vice President and Chief Financial Officer of the Company in January 1995, and Paul Almond, Steven Mangel and Elliot Slutzky - all executive officers of LFM - were named as executive officers of the Company effective as of January 1, 1995 by virtue of the policy making functions that they perform for the Company. Messrs. Burlage, Cushey, Almond, Mangel and Slutzky are referred to herein as the "Named Executives."

     Following the Summary Compensation Table are certain additional charts and tables detailing other aspects of the compensation of the Named Executives including (a) an Option Grants Table that includes information regarding individual grants of options made to the Named Executives during fiscal 1995 along with the potential realizable values of such options, (b) a Fiscal Year End Option Table that indicates whether any of the Named Executives exercised options in fiscal 1995, and including the number and value of unexercised options held by the Named Executives at December 31, 1995, and (c) a Ten-Year Option/SAR Repricing table concerning stock options repriced for those named executives.

                               SUMMARY COMPENSATION TABLE
                                                                                 Long-Term
                                                                                 Compensation
                                           Annual Compensation                   Awards(1)
                                                                   Other
                                                                   Annual        Securities      All Other
                                                                   Compen-       Underlying      Compen-
Name and                                                           sation        Options/        sation
Principal Position              Year    Salary($)   Bonus($)       ($)(2)        SARs (#)        ($)
Roger A. Burlage                1995    493,269      25,000 (4)    47,064 (5)    121,000            -
 Chief Executive                1994    432,692     100,000 (6)    84,213 (7)        -              -
 Officer (3)                    1993        -           -             -              -              -

Ronald B. Cushey                1995    182,692      15,000 (8)       -           22,000            -
 Executive Vice President/      1994        -           -             -            5,000            -
 Chief Financial Officer        1993        -           -             -              -              -
 and Corporate Secretary

Elliot Slutzky                  1995    283,846      25,000 (9)       -           15,000            -
 Executive Vice President/      1994        -           -             -              -              -
 Sales and Marketing of LFM     1993        -           -             -              -              -

Steven E. Mangel                1995    266,000      25,000 (10)      -           14,000         15,156(11)
 Executive Vice President/      1994        -           -             -              -              -
 Legal and Business Affairs     1993        -           -             -              -              -
 and General Counsel of LFM

Paul Almond                     1995    203,654      15,000 (12)      -           12,000            -
 Executive Vice President/      1994        -           -             -              -              -
 Production and                 1993        -           -             -              -              -
 Acquisitions of LFM

 (1) The column for long-term incentive plan payouts has been omitted because no such payouts were made to any of the Named Executives during any fiscal year covered by this Table.

 (2) Perquisites and other personal benefits are not included to the extent they do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the Named Executive.

 (3)     Mr. Burlage became Chief Executive Officer of the Company in
         January 1994.

 (4) Represents a bonus paid in recognition of the Named Executive's efforts in connection with the collection of a previously written off bad debt by the Company. Does not include a cash bonus payment of $250,000 made to Mr. Burlage in February 1996 in recognition of the Company's improved profits for the year ended December 31, 1995.

 (5) Represents $19,000 paid for life insurance for Mr. Burlage's benefit in addition to the life insurance benefits provided to all employees of the Company, and other amounts, each equaling less than 25% of the total perquisites and other personal benefits provided to Mr. Burlage, for the following costs: reimbursement for automobile leasing costs, disability insurance in addition to the disability insurance benefits provided to all employees of the Company and country club dues.

 (6) Represents a signing bonus paid for signing a four year employment agreement with the Company.

 (7) Represents $35,000 paid for life insurance for Mr. Burlage's benefit in addition to the life insurance benefits provided to all employees of the Company, and other amounts, each equaling less than 25% of the total perquisites and other personal benefits provided to Mr. Burlage, for the following costs: reimbursement for automobile leasing costs, disability insurance in addition to the disability insurance benefits provided to all employees of the Company, country club dues, reimbursement of legal fees and imputed interest on a loan of $29,500 made by the Company to Mr. Burlage to enable Mr. Burlage to obtain a country club membership, which loan is repayable by Mr. Burlage upon any termination of his employment relationship with the Company.

(8) Represents a bonus paid in recognition of the Named Executive's efforts in connection with the collection of a previously written off bad debt by the Company. Does not include a cash bonus payment of $55,650 made to Mr. Cushey in February 1996 under the Company's Fiscal 1995 Corporate Incentive Cash Compensation Program (the "1995 Bonus Program"). Mr. Cushey was not a Named Executive officer prior to January of 1995.

(9) Represents a bonus paid in recognition of the Named Executive's efforts in connection with the collection of a previously written off bad debt by the Company. Does not include a cash bonus payment of $75,525 made to Mr. Slutzky in February 1996 under the Company's 1995 Bonus Program. Mr. Slutzky was not a Named Executive officer prior to January of 1995.

(10) Represents a bonus paid in recognition of the Named Executive's efforts in connection with the collection of a previously written off bad debt by the Company. Does not include a cash bonus payment of $72,345 made to Mr. Mangel in February 1996 under the Company's 1995 Bonus Program. Mr. Mangel was not a Named Executive officer prior to January of 1995.

(11) Represents matching contribution in the amount of $4,500 under the LIVE incentive Savings Plan and a $10,656 cash payment in lieu of taking accrued vacation time.

(12) Represents a bonus paid in recognition of the Named Executive's efforts in connection with the collection of a previously written off bad debt by the Company. Does not include a cash bonus payment of $54,325 made to Mr. Almond in February 1996 under the Company's 1995 Bonus Program. Mr. Almond was not a Named Executive officer prior to January of 1995.

    The following table sets forth certain information regarding the Chief Executive Officer and the other Named Executives identified in the Summary Compensation Table.



                        OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
                                                                        Potential Realizable Value
                                                                        at Assumed Annual Rates
                                                                        of Stock Price Appreciation
                               Individual Grants                        for Option Term
---------------------------------------------------------------------   ----------------------------
                                  % of
                                  Total
                                  Options/
                                  SARs
                   Options/       Granted to  Exercise
                   SARs           Employees   or Base        Expir-
                   Granted        in Fiscal   Price          ation
Name               (#)            Year (1)    ($/Share)(2)   Date (3)    5% ($) (4)      10% ($) (4)
Roger A. Burlage   121,000 (5)    44.0%       3.50           3/06/05     266,337         674,950
Ronald B. Cushey    22,000         8.0%       3.50           3/06/05      48,425         122,718
Elliot Slutzky      15,000 (6)     5.5%       3.50           1/31/04      33,017          83,671
Steven E. Mangel    14,000 (6)     5.1%       3.50           7/01/04      30,815          78,093
Paul Almond         12,000 (6)     4.4%       3.50           1/20/04      26,414          66,937


(1) Total of 275,140 granted.

(2) The closing price of the Company's Common Stock on The Nasdaq
    Stock Market's SmallCap Market on December 31, 1995 was $3.50.

(3) Dates indicated represent latest expiration date of any option granted to this individual in the fiscal year ended December
    31, 1995.

(4) Based upon the number of shares of the Company's Common Stock outstanding as of December 31, 1995, a 5% and 10% increase in the annual rates of stock price appreciation over the option term would result in an aggregate increase of $5,323,253 and $13,490,169 respectively, in the value of the Common Stock held by all the Company's Common Stockholders (assuming no exercise of warrants, other stock options or conversion of Series B Preferred Stock or Series C Preferred Stock).

(5) Does not include 30,000 options granted to Mr. Burlage in February 1996 under a stock option grant program to certain current employees of LIVE and LFM (the "1996 Employee Option Grant"). Such options vest 50% on December 31, 1996 and 50% on December 31, 1997, and are at an exercise price of $3.50 per share, the closing price of the Common Stock on The Nasdaq Stock Market's SmallCap Market on that day.

(6) Does not include 8,000 options granted to each of Messrs. Slutzky, Mangel and Almond under the 1996 Employee Option Grant. Such options vest equally over three years from the grant date, and are at an exercise price of $3.50 per share, the closing price of the Common Stock on The Nasdaq Stock Market's SmallCap Market on that day.

    The following table sets forth certain information regarding option exercises and option values for the Chief Executive Officer and the other Named Executives identified in the Summary
Compensation Table.

          AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUES

                                                   Number of
                                                   Securities     Value of
                                                   Underlying     Unexercised
                                                   Unexercised    In-the-Money
                                                   Options/SARs   Options/SARs
                                                   at FY-End (#)  at FY-End ($)
                   Shares Acquired      Value      Exercisable/   Exercisable/
Name               on Exercise (#)     Realized    Unexercisable  Unexercisable

Roger A. Burlage         -0-              -            1,000 (E)       0 (E)
                                                     120,000 (U)       0 (U)

Ronald B. Cushey         -0-              -            3,500 (E)   8,750 (E)
                                                      23,500 (U)       0 (U)

Elliot Slutzky           -0-              -                0 (E)       0 (E)
                                                      15,000 (U)       0 (U)

Steven E. Mangel         -0-              -                0 (E)       0 (E)
                                                      14,000 (U)       0 (U)

Paul Almond              -0-              -                0 (E)       0 (E)
                                                      12,000 (U)       0 (U)

    The following table sets forth information concerning stock options repriced during 1995 for those persons who, at any time during the year ended December 31, 1995, were the Named Executives of the Company, and all stock options repriced for all executive officers for the last ten years.

                                TEN-YEAR OPTION/SAR REPRICINGS
                                                                                                Length of
                                                     Market Price   Exercise                    Original
                                      Number of      of Stock at    Price At                    Option Term
                                      Options/       Time of        Time of                     Remaining
                                      SARs           Repricing or   Repricing or    New         at Date of
                                      Repriced or    Amendment      Amendment       Exercise    Repricing or
Name                      Date        Amended (#)    ($)            ($)             Price ($)   Amendment
Wayne H. Patterson        11/16/90    200,000        10.250         14.375          10.250      10.500 years
  Chairman

Devendra Mishra            1/16/92     26,500         2.875         14.000           2.875       7.750 years
  President                1/16/92      1,000         2.875         10.500           2.875       8.750 years

David A Mount              1/16/92     12,000         2.875          6.670           2.875       6.125 years
  Chief Executive Officer  1/16/92     21,500         2.875         14.000           2.875       7.750 years
                           1/16/92     20,000         2.875         10.500           2.875       8.750 years

David H. Campbell          1/16/92     15,000         2.875         14.000           2.875       8.000 years
  Senior Vice President    1/16/92      5,000         2.875         10.500           2.875       8.750 years

Robert L. Denton           1/16/92      7,000         2.875         17.125           2.875       8.500 years
  Chief Accounting         1/16/92      1,000         2.875         10.500           2.875       8.750 years
  Officer

Ivan R. Lipton             1/16/92      5,000         2.875         14.000           2.875       7.750 years
  President                1/16/92      5,000         2.875         10.500           2.875       8.625 years

Michael J. White           1/16/92     25,000         2.875         16.250           2.875       8.625 years
  Executive Vice           1/16/92      5,000         2.875         10.500           2.875       8.750 years
  President

Paul Almond                 3/6/95     12,000         3.500         11.250           3.500       8.875 years
  Executive Vice
  President

Roger A. Burlage            3/6/95    120,000         3.500          9.375           3.500       8.750 years
  Chief Executive
  Officer

Ronald B. Cushey            3/6/95      1,000         3.500         15.625           3.500       8.875 years
  Executive Vice
  President

Robert L. Denton            3/6/95      1,600         3.500         14.375           3.500       6.875 years
  Chief Accounting          3/6/95        640         3.500          9.375           3.500       8.125 years
  Officer                   3/6/95      1,360         3.500         15.625           3.500       8.875 years

Steven E. Mangel            3/6/95      7,500         3.500         14.375           3.500       6.875 years
  Executive Vice            3/6/95      2,000         3.500          9.375           3.500       8.125 years
  President                 3/6/95      4,500         3.500         15.625           3.500       8.875 years

Anthony J. Scotti           3/6/95      5,900         3.500         14.375           3.500       6.875 years
  Chairman                  3/6/95      1,000         3.500         11.250           3.500       8.000 years
                            3/6/95      1,000         3.500         15.625           3.500       8.875 years

Elliot Slutzky              3/6/95     15,000         3.500         11.875           3.500       8.875 years
  Executive Vice
  President

Michael J. White            3/6/95      6,000         3.500         14.375           3.500       6.875 years
  Executive Vice            3/6/95      2,000         3.500          9.375           3.500       8.125 years
  President                 3/6/95      4,000         3.500         15.625           3.500       8.875 years


     Employment and Consulting Agreements

     Mr. Burlage is party to a December 1993 employment agreement with LIVE which provides that he will serve as Chief Executive Officer and President of LIVE from January 1994 until December 1997. In March 1996 Mr. Burlage was named Chairman of the Board of the Company. Mr. Burlage's minimum salary was $450,000 per annum during 1994 and will be increased each calendar year thereafter by 5% of the base salary in effect in the prior calendar year (or more at the discretion of the Company's Board). Mr. Burlage's base salary for 1995, as approved by the Company's Board, was $495,000. Mr. Burlage will also receive incentive compensation equal to two percent of the Company's earnings before interest and taxes in excess of $10,000,000 per annum, subject to certain exclusions, limited to 100% of his base salary for the applicable year. As part of the agreement, the Company paid Mr. Burlage a signing bonus of $100,000 and agreed to pay for and/or provide a life insurance policy, disability benefits, health insurance benefits, automobile benefits, vacation benefits and a country club membership. In addition, the Company granted Mr. Burlage options to acquire 120,000 shares of the Company's Common Stock at a price of $9.375 per share (the closing price of the Company's Common Stock on the New York Stock Exchange on the date the Company and Mr. Burlage reached agreement on his employment), with 30,000 of such options originally vesting annually commencing December 31, 1994. Pursuant to a cancellation and reissuance plan offered to all stock option holders on March 6, 1995, the above options were canceled (the "Canceled Options") and Mr. Burlage received 120,000 new options ("New Options") under the following conditions; (i) the exercise price for the New Options would equal $3.50, the closing price of the Common Stock on The Nasdaq Stock Market's SmallCap Market on March 6, 1995, (ii) fifty percent (50%) of the New Options would vest on March 6, 1996; the remainder would vest on March 6, 1997, provided that no New Options would vest earlier than the scheduled vesting date for the corresponding Canceled Options, and (iii) all New Options would expire on the expiration date of the corresponding Canceled Options. LIVE also paid approximately $11,000 in legal fees in 1994 incurred by Mr. Burlage in connection with his employment agreement with LIVE. If Mr. Burlage's employment is terminated by LIVE for other than "good cause," he will receive his salary, incentive compensation, life insurance, health insurance and automobile benefits for the remainder of the term of his employment agreement. All payments pursuant to the provisions of the immediately preceding sentence would be reduced, dollar for dollar, by the amount received by Mr. Burlage from employment following termination of his agreement.

     Mr. Cushey entered into a two-year employment agreement with the Company effective December 31, 1994 and subsequently amended it on December 31, 1995 to extend the term through December 31, 1997. Mr. Cushey is entitled to receive an annual base salary of $210,000 and $220,000 during 1996 and 1997, respectively. The agreement provides that Mr. Cushey will be eligible for a year-end bonus, at the discretion of LIVE's management. If Mr. Cushey's employment is terminated other than for cause, or in certain instances of a change in ownership control (as defined in the contract), he will be entitled to be paid the remaining balance of his salary in accordance with its terms until he shall become employed, in which case in certain circumstances he shall be paid the difference (if less) between his new salary and his compensation hereunder. Mr. Cushey received a total of 25,000 stock options under provisions of his employment contract and amendment, 5,000 of such options are exercisable at $2.75 per share and 20,000 are exercisable at $3.50 per share over various time periods to December 1998.

     Mr. Mangel entered into a three year employment agreement with LFM effective July 1, 1994. Mr. Mangel is entitled to receive an annual base salary of $260,000 during the first year of the agreement with annual increase of no less than 5%. His current annual salary is $273,000. The agreement provides that Mr. Mangel will be eligible for a year-end bonus, at the discretion of LIVE's management and that premiums of a life insurance policy will be paid by LFM on behalf of Mr. Mangel. If Mr. Mangel's employment is terminated other than for cause, he will be entitled to be paid the remaining balance of his salary in accordance with its terms until he shall become employed, in which case in certain circumstances he shall be paid the difference (if less) between his new salary and his compensation hereunder.

     Mr. Slutzky entered into a three-year employment agreement with LFM effective on January 31, 1994 and expiring on December 31, 1997. Mr. Slutzky is entitled to an annual base salary of $300,000 in 1996 and $310,000 in 1997. The agreement provides that Mr. Slutzky will be eligible for a year-end bonus, at the discretion of LIVE's management, and Mr. Slutzky also received 15,000 stock options at an exercise price of $3.50 per share under the agreement. If Mr. Slutzky's employment is terminated other than for cause, he will be entitled to be paid the remaining balance of his salary in accordance with its terms until he shall become employed, in which case in certain circumstances he shall be paid the difference (if less) between his new salary and his compensation hereunder.

     Mr. Almond entered into a three-year employment agreement effective January 20, 1994. Mr. Almond is entitled to receive an annual base salary of $200,000 during each year of the agreement, to be reviewed annually. His current annual base salary is $205,000. The agreement provides that Mr. Almond will be eligible for a year-end bonus, at the discretion of LIVE's management, and Mr. Almond also received 12,000 stock options at an exercise price of $3.50 per share under the agreement. If Mr. Almond's employment is terminated other than for cause, he will be entitled to be paid the remaining balance of his salary in accordance with its terms until he shall become employed, in which case in certain circumstances he shall be paid the difference (if less) between his new salary and his compensation hereunder.

                       COMPENSATION COMMITTEE REPORT

    A report of the Compensation Committee of the Board of the Company discussing the Committee's compensation policies applicable to the Company's executive officers, including those officers named in the Summary Compensation Table, and including the specific relationship of corporate performance to executive compensation for the most recent fiscal year, is attached as Appendix A.

                             PERFORMANCE GRAPH

    The following graph assumes $100 invested on December 31, 1990 in each of LIVE Entertainment Inc., the Standard & Poor's 500 Stock Index, the Nasdaq Stock Market Index, and companies included in a peer group of similar types of entertainment companies (the "Peer Group"). The Peer Group, prepared by Research Data Group ("RDG"), includes ten entertainment companies that also supply entertainment programming similar to that of the Company. RDG is an independent analyst that provides such research data and performance comparisons.


          [Performance Graph submitted by hard copy]





                                           Cumulative Total Return
                                ---------------------------------------------

                                12/90   12/91   12/92   12/93   12/94   12/95


LIVE Entertainment               100      26      15      19      22      28

Peer Group                       100     118     171     207     197     243

S&P 500                          100     130     140     155     157     215

Nasdaq Stock Market-US           100     161     187     214     210     297

                              PROPOSAL NO. 2
      (Common Stockholders and Series C Preferred Stockholders Only)

     AMENDMENT TO THE 1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS
PLAN

Background and Reasons for the 1988 Plan Amendment

     The 1988 Plan was adopted by the Company's Board on September 20, 1988, approved by the stockholders at the 1988 Annual Meeting of the stockholders of the Company, amended by the stockholders of the Company at the 1989, 1990 and 1995 Annual Meetings of the stockholders of the Company, and further amended by the Board in June 1993 and in February 1996. The 1988 Plan was established to provide incentive compensation for Directors, key employees and consultants of the Company and its subsidiaries and other persons. As of the Record Date, approximately 57 of the Company's and its subsidiaries' current employees and Directors were participating in the 1988 Plan and approximately 128 of the Company's and its subsidiaries' current employees and Directors were eligible to participate in the 1988 Plan. A copy of the 1988 Plan as it is proposed to be amended is attached to this Proxy Statement as Appendix B and incorporated herein by reference.

     The 1988 Plan, as amended through May 1995, provided that a total of 400,000 shares of Common Stock may be granted as options or stock appreciation rights ("SARs") under the 1988 Plan. On February 7, 1996, the Board and the Stock Option Committee approved an amendment to the 1988 Plan to increase the number of shares of LIVE Common Stock which may be granted under the 1988 Plan by an additional 300,000 shares (the "1988 Plan Amendment"). The Board and the Stock Option Committee approved the 1988 Plan Amendment to increase the number of shares of LIVE Common Stock for which options may be granted under the 1988 Plan because of the need to grant additional options. Options have in the past been a significant factor in inducing outstanding individuals to enter into and remain in the service of LIVE. The 1988 Plan Amendment will allow the Stock Option Committee to continue to award options to Directors, officers and key employees of LIVE as both compensation for past services and as incentives for future services. At the Annual Meeting, holders of Common Stock and Series C Preferred Stock are being requested to consider and to approve the 1988 Plan Amendment. Appendix B to this Proxy Statement contains the full text of the 1988 Plan as it is proposed to be amended.

Description of the 1988 Plan

     The 1988 Plan is administered by a committee of the Board (the "Stock Option Committee"). At present, a committee of one member of the Compensation Committee of the Board serves as the Stock Option Committee. The Stock Option Committee has the authority to determine to whom, and the time or times at which, options and SARs will be granted, the number of shares of Common Stock subject to each option and the number of SARs, the time or times at which each option or SAR granted under the 1988 Plan may be exercised, and the exercise price of options or the Initial Value of SARs. The Board or Stock Option Committee also has authority to interpret the 1988 Plan and to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the 1988 Plan. The amounts and prices of options granted under the 1988 Plan described herein have been adjusted to take into account the effect of the reverse stock split in 1994.

     The 1988 Plan provides for the grant of both "incentive stock options" ("ISOs") and "non-qualified stock options" to acquire Common Stock. ISOs may only be issued to employees of LIVE and its subsidiaries whereas non-qualified stock options may be issued to employees and Directors, consultants and/or other persons who are not regular salaried employees of LIVE or its subsidiaries. ISOs will be granted with an exercise price not less than the fair market value (as defined in the 1988 Plan) of the Common Stock at the time of the grant, but if granted to stockholders owning stock representing more than 10% of the total combined voting power of all outstanding classes of the Company's stock, such options will be granted with an exercise price equal to 110% of the fair market value of the Common Stock at the time of grant and may not be exercisable more than five years after the date of grant. The exercise price of non-qualified stock options will be specified by the Stock Option Committee at a price greater than, equal to or less than the fair market value of the Common Stock at the time of grant. The shares purchased upon the exercise of an option granted under the 1988 Plan are to be paid for: (i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness, (iii) through the delivery of other shares of Common Stock, or through authorizing the Company to retain shares of Common Stock otherwise issuable upon exercise of an option, having an aggregate fair market value equal to the total exercise price of the option being exercised, (iv) with the approval of the Stock Option Committee administering the 1988 Plan, by a promissory note made by the optionee in favor of the Company upon the terms and conditions to be determined by the Stock Option Committee and secured by the shares issuable upon exercise of such option, (v) through any combination thereof or (vi) in such other manner as the Stock Option Committee may specify in order to facilitate the exercise of options by the holders thereof.

     Stock Option Committee members are automatically granted, on the first business day of each calendar year, non-qualified options to purchase 1,000 shares of Common Stock at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Such options will be fully exercisable on the date of grant and will expire ten years after the date of grant.

     SARs granted under the Plan may, at the discretion of the Stock Option Committee, enable the recipient on exercise to receive payment based upon increases in the market value of the Common Stock from the date of grant (the "Initial Value") to the date of exercise. SARs may be issued to regular salaried employees of LIVE and its subsidiaries, and Directors, consultants and other persons who are not regular salaried employees of LIVE or its subsidiaries. A maximum of 120,000 SARs may be granted under the 1988 Plan. Payment of appreciation for a SAR may be made at the option of the Stock Option Committee in cash or in Common Stock. SARs may be granted in tandem with options under the 1988 Plan, in which event the exercise of one will extinguish the other. The Initial Value of SARs granted under the 1988 Plan may not be less than 100% of the fair market value of the Common Stock on the date the SAR is granted.

     Consideration for the options or SARs to be granted under the 1988 Plan is provided by the recipient's past, present and expected future contributions to the management of the Company. No monetary consideration is provided by the recipient with respect to the grant of options or SARs. To date, no SARs have been granted under the 1988 Plan.

     No option or SAR granted under the 1988 Plan will be transferable, except in the event of a recipient's death. ISOs may be exercised by the holder during the period: (i) while he or she is an employee of the Company, or (ii) within three months after termination of his or her employment if such termination is due to normal retirement or voluntary resignation with the consent of the Board of LIVE or one of its subsidiaries, expressed in the form of a written resolution, but in any event prior to the expiration of the ISOs. In the event of a recipient's death or permanent disability, his or her ISOs may be exercised (in the event of death, by the person entitled to do so under his or her will or by his or her legal representative) at any time not later than one year after the date of his or her death or permanent disability, but in any event prior to expiration of the ISOs. Termination of employment or other relationship with LIVE by a holder of a non-qualified stock option or a SAR will have the effect specified by the Stock Option Committee. The Stock Option Committee may at any time suspend or terminate the 1988 Plan. Termination or suspension of the 1988 Plan, however, will not, without the consent of the holder, affect rights under any option or SARs granted but not exercised as of the date of termination.

     The 1988 Plan provides for adjustment of the number of SARs and shares subject to outstanding options, and the aggregate number of SARs and shares available under the 1988 Plan, in the event a stock dividend is paid or in the event the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities. The 1988 Plan provides that if any option or SAR granted under the 1988 Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such option will again be available for options to be granted under the 1988 Plan and the unexercised SARs will again be available for SARs or options to be granted under the 1988 Plan.

     The 1988 Plan provides that the Stock Option Committee may, at any time, or from time to time, amend the 1988 Plan; provided, however, that without stockholder approval, the Stock Option
Committee may not:

     (i) Increase the maximum number of shares of Common Stock for which options may be granted or the maximum number of SARs which may be granted;

     (ii) change the method of determining the exercise price for options or the Initial Value for SARs;

     (iii) increase the maximum term for which any options or SARs may be granted; or

     (iv) change the designation of persons eligible to receive options or SARs under the 1988 Plan.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all of the property or more than 80% of the then outstanding stock of the Company to another corporation, the 1988 Plan will terminate, and any SARs and options granted pursuant to the 1988 Plan will terminate. Notwithstanding the foregoing, the Stock Option Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the SARs and options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation of the SARs and options theretofore granted or the substitution by such corporation for such SARs and options of new SARs and options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and prices; or (iii) for the continuance of the 1988 Plan by such successor corporation in which event the 1988 Plan and the SARs and options theretofore granted will continue in the manner and under the terms so provided. The 1988 Plan further provides that no amendment, suspension or termination of the 1988 Plan will, without the consent of the holder, alter or impair any rights or obligations under any option or SAR theretofore granted under the 1988 Plan.

     In January 1992, the LIVE Board, acting as the Stock Option Committee, granted to current employees and Directors of LIVE, LFM and the Specialty Retail Division who were holders of options pursuant to the 1988 Plan, the right to agree to cancel certain options ("Canceled LIVE Options") and to receive in return therefor additional options ("New LIVE Options") pursuant to the 1988 Plan, all on the following terms and conditions; (i) the exercise price for the New LIVE Options would equal $2.875, the closing price of LIVE Common Stock on the NYSE on January 16, 1992; (ii) fifty percent (50%) of the New LIVE Options would vest on January 16, 1993 and the remainder would vest on January 16, 1994; (iii) no New LIVE Options would vest earlier than the scheduled vesting date for the corresponding Canceled LIVE Options and (iv) all New LIVE Options would expire on January 15, 2002. In connection with this arrangement, options to purchase 547,200 shares of LIVE Common Stock were exchanged for New LIVE Options.

     On March 6, 1995, the Stock Option Committee of the Board granted to all current employees and Directors of LIVE and LFM (other than members of the Stock Option Committee) who were holders of options pursuant to the 1988 Plan, the option to agree to cancel certain options (the "Canceled Options") and to receive in return therefor new options (the "New Options") pursuant to the 1988 Plan, all on the following terms and conditions: (i) the exercise price for the New Options would equal $3.50, the closing price of the Common Stock on The Nasdaq Stock Market's SmallCap Market on March 6, 1995, (ii) fifty percent (50%) of the New Options would vest on March 6, 1996; the remainder would vest on March 6, 1997, provided that no New Options would vest earlier than the scheduled vesting date for the corresponding Canceled Options, and (iii) all New Options would expire on the expiration date of the corresponding Canceled Options.

     On February 7, 1996, the Stock Option Committee of the Board granted to certain current employees of LIVE and LFM a total of 92,400 options at the exercise price of $3.50, the closing price of the Common Stock on The Nasdaq Stock Market's SmallCap Market on that day. The options vest ratably over periods ranging from two to three years.

     If the 1988 Plan Amendment is approved by the holders of Common Stock and Series C Preferred Stock, the table that follows shows the amount and value of stock options as of February 29, 1996 held by the Named Executives, all nominees for Director, all individuals holding in excess of 35,000 options (5% of the total to be available for grant), all executive officers of the Company as a group, all current Directors of LIVE who are not executive officers, and all current employees of the Company who are not executive officers.

                             NEW PLAN BENEFITS

                                                        1988 Plan
                                       ---------------------------------------
Name and Position                      Dollar Value($)(1)    Number of Options

Roger A. Burlage, CEO                                 0             152,000
Ronald B. Cushey, Executive Vice President          625              28,000
Elliot Slutzky, Executive Vice President              0              23,000
Steven E. Mangel, Executive Vice President            0              22,000
Paul Almond, Executive Vice President                 0              20,000
Ryuichi Noda, Nominee for Director                    0               2,000
Masao Nomura, Nominee for Director                    0               3,000
Melvin Pearl, Nominee for Director                    0                   0
Michael Jay Solomon, Nominee for Director             0                   0
Jay Burnham, Nominee for Director                     0               4,000
Jonathan D. Lloyd, Nominee for Director               0               4,000
Charles A. Yamarone, Nominee for Director             0                   0
Irwin Roth, Nominee for Director                      0                   0

Executive Officers as a Group
  (6 individuals)                                   625             249,850

Directors as a Group (other than
  Executive Officers) (9 individuals)               250              54,700

Non-Executive Officer Employees                     500             129,490

All Option Holders (2)                            1,125             379,340

----------------

     (1) On February 29, 1996, the closing price of the Company's Common Stock on The Nasdaq SmallCap Market was $3.00 per share.

     (2) All of the options to purchase 379,340 shares were granted at exercise prices which ranged from $2.750 -
          $14.375 per share, the market value of the Company's
          Common Stock on the dates of grant.

Federal Income Tax Consequences of the 1988 Plan

     The following is a summary discussion of certain federal income tax consequences of the 1988 Plan. Holders of options and SARs granted under the 1988 Plan are urged to consult their tax advisors before exercising any such option or SAR and before disposing of any shares of Common Stock acquired through the exercise of an option or a SAR.

     Incentive Stock Options. All ISOs granted under the 1988 Plan are intended to be incentive stock options for federal income tax purposes. The federal income tax consequences of ISOs under the present law generally are as follows. An optionee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise for regular income tax purposes, but the excess of the fair market value of the Common Stock on the date of exercise over the exercise price will constitute an adjustment in determining a person's alternative minimum taxable income for the taxable year in which the ISO is exercised. Generally, exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date of exercise (or three months before the date of exercise in the case of normal retirement or certain voluntary resignations or one year before the date of exercise in the case of death or disability). Upon ultimate sale of the Common Stock received upon such exercise, except in the case of a Disqualifying Disposition as noted below, the optionee will recognize long-term capital gain or loss (if the Common Stock is a capital asset in the hands of the optionee) equal to the difference between the amount realized upon such sale and the option price. The Company will not be entitled to any federal income tax deductions in connection with either the grant or exercise of the ISO or the sale of such shares of Common Stock by the optionee, except in the case of a Disqualifying Disposition as noted below.

     However, if the Common Stock acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the later of two years from the date of grant of the ISO or one year from the date such Common Stock is transferred upon exercise of the ISO (a "Disqualifying Disposition"), any gain realized by the optionee generally will be bifurcated into an ordinary income component and a capital gains component at the time of such Disqualifying Disposition. Generally, the optionee's gain will be taxed as ordinary income in the amount equal to the difference between the option price and the fair market value of the Common Stock on the date the ISO was exercised; provided, however, that if the sale of the Common Stock at a profit could subject the optionee to suit under Section 16(b) of the Exchange Act, then pursuant to the provisions of Section 83 of the Code the fair market valuation would occur on the date the potential Section 16(b) liability lapses (unless the optionee makes an election to be taxed earlier as described below). The balance of the optionee's gain, if any, will be taxed as short-term or long-term capital gain if the Common Stock is a capital asset in the hands of the optionee. If the amount realized on the Disqualifying Disposition is less than the fair market value on the date of exercise, the ordinary income component will be limited to the difference between the option price and the sale price. In the event of a Disqualifying Disposition, the Company may claim a federal tax deduction at the time and in the amount taxable to the optionee as ordinary income, provided the Company furnishes a Form W-2 or Form W-2c to the optionee and files such Form with the federal government on or before the date the Company files the tax return claiming such deduction, and subject to the rules of Section 162(m) of the Code which generally disallows deductions for compensation paid to a covered employee in excess of $1,000,000 per year.

     Non-Qualified Options. In the case of a non-qualified stock option, the optionee will not recognize any income upon grant of any such option. Rather, at the time of exercise of the non-qualified stock option the optionee, except as noted below, will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the option price. The Company will generally be entitled to a tax deduction as such time and in the amount taxable to the optionee as ordinary income, provided the Company timely complies with the applicable Form W-2 or Form 1099 reporting requirements under the Code, and subject to the rules of
Section 162(m) of the Code which disallows deductions for compensation paid to a covered employee in excess of $1,000,000 per year.

     As stated above, income generally is recognized by an optionee upon exercise of non-qualified stock options. However, with respect to shares of Common Stock received upon such exercise, the optionee will not recognize ordinary income at the time of such exercise if an immediate sale of such shares at a profit would subject such optionee to potential liability under Section 16(b) of the Exchange Act. In that case, the optionee will not be taxed pursuant to the provisions of Section 83 of the Code until the date the potential Section 16(b) liability lapses. However, an optionee may elect (not later than 30 days after acquiring such shares) to include in income currently the difference between the fair market value of such shares at the time of exercise and the option price, notwithstanding the fact that an immediate sale of such shares at a profit would subject such optionee to potential liability under
Section 16(b). If such election is made, no additional taxable income will be recognized by such optionee at the time the potential liability under Section 16(b) lapses. Certain optionees may be subject to potential liability under Section 16(b) of the Exchange Act if an option is exercised within six months of the date of the grant. Accordingly, all options exercised more than six months after the date of the grant will result in the optionee recognizing income equal to the excess of (a) the fair market value of the Common Stock on the date of exercise over (b) the option price. The Company generally will be entitled to a tax deduction as described in the preceding paragraph.

     Stock Appreciation Rights. A participant who is granted SARs (either in conjunction with an option grant or separately) will not recognize income at the time of grant but generally will recognize ordinary income at the time payment for the SAR is received. The amount of the ordinary income recognized will be equal to the sum of (a) the then fair market value of the shares of stock received, if any, and (b) the amount of cash received, if any. In the case of a participant who is subject to the restrictions of Section 16(b) of the Exchange Act, the recognition of income attributable to the shares received (and the date on which the amount of such income is measured) will be subject to the provisions of Section 83 of the Code as described above. The Company generally will be entitled to a tax deduction at such time in the amount taxable to the optionee, provided the Company timely complies with the applicable Form W-2 or Form 1099 reporting requirements under the Code and subject to the rules of Section 162(m) of the Code which disallows deductions for compensation paid to a covered employee in excess of $1,000,000 per year.

     Exercise With Shares. Based upon a published ruling of the IRS, an optionee who surrenders Common Stock in payment, in whole or in part, of the exercise price of a non-qualified stock option will recognize no gain or loss on the Common Stock surrendered, but such optionee otherwise will be taxed according to the rules described above for non-qualified stock options. To the extent of the number of shares surrendered in payment of the exercise price, the basis of the shares received upon exercise will be equal to the basis of the shares surrendered, and the holding period of such shares received will include the holding period for the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the optionee's recognition of ordinary income, and the holding period for such shares will commence on the exercise date. However, if the surrendered Common Stock was previously acquired upon exercise of an ISO and if the date of surrender takes place within the requisite holding period for such Common Stock (i.e., within two years of the grant of the option or one year of the date shares were transferred pursuant to the exercise), then such surrender will constitute a Disqualifying Disposition of the Common Stock surrendered, and will be taxed according to the rules described above for Disqualifying Dispositions.

     Section 280G of the Code. In the event that the Stock Option Committee provides that SARs and options become immediately exercisable as a result of a change in control, all or a portion of the value of such acceleration in ability to exercise may be treated as a "parachute payment" within the meaning of Section 280G of the Code. The amount of any parachute payments considered to be "excess parachute payments" within the meaning of Section 280G of the Code that are made to "disqualified individuals" as defined in that same Section (which includes officers and certain shareholders and certain highly compensated individuals) will not be deductible by the Company, and the optionee would be subject to a nondeductible 20 percent excise tax under Section 4999 of the Code with respect to any such excess parachute payment.

     Section 162(m) of the Code. Section 162(m) of the Code generally limits the amount that a publicly held corporation is allowed each year to deduct for the compensation it pays to each of its chief executive officer and its other four most highly compensated officers ("covered employees") to $1,000,000. Certain types of compensation paid to such executives are not subject to the $1,000,000 deduction limit. One such type is "performance-based" compensation. To qualify as performance-based compensation, certain requirements must be satisfied: (i) the performance goals must be determined by a committee consisting solely of two or more "outside directors", (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders, and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Based on certain proposed regulations, income described above as being received by persons with respect to options and SARs may not qualify as "performance-based" compensation or qualify for any other exception from the $1,000,000 deduction limit.
Therefore, any such amounts received by a person while that person is a covered employee may, together with other compensation received by that person which is subject to the $1,000,000 deduction limit, not be deductible by the Company to the extent that it exceeds $1,000,000 in any year. No executive of the Company currently receives annual compensation in excess of the $1,000,000 deduction limit.

Vote Required for Approval

          An affirmative vote of the holders of at least a majority of the combined voting power of the Common Stock and Series C Preferred Stock entitled to vote and present at the Annual Meeting is necessary for approval of the 1988 Plan Amendment. Pursuant to Delaware law, abstentions and broker non-votes will have the effect of a vote against the 1988 Plan Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                              PROPOSAL NO. 3
      (Common Stockholders and Series C Preferred Stockholders Only)

             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board recommends that Common Stockholders and Series C Preferred Stockholders vote for the approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 1995. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Vote Required for Approval

     An affirmative vote of the holders of at least a majority of the combined voting power of the Common Stock and Series C Preferred Stock entitled to vote and present at the Annual Meeting is necessary for approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 1996. Pursuant to Delaware law, abstentions and broker non-votes will have the effect of a vote against the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               OTHER MATTERS

     The Board is not aware of any other matter that may properly come before the meeting. If any matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


                           STOCKHOLDER PROPOSALS

     Stockholders are advised that any stockholder proposals intended for consideration at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 1, 1996 in order to be included in the proxy materials for the 1997 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail - return receipt requested.

                                 FORM 10-K

     A copy of this proxy statement, as well as the Company's Annual Report on Form 10-K, exclusive of exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to: Ronald B. Cushey, Executive Vice President and Chief Financial Officer, LIVE Entertainment Inc., 15400 Sherman Way, Van Nuys, California 91406.

                                By Order of the Board of Directors,


                                RONALD B. CUSHEY
                                Secretary
April 2, 1996
Van Nuys, California

     COMMON STOCKHOLDERS, SERIES B PREFERRED STOCKHOLDERS AND SERIES C PREFERRED STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                APPENDIX A

To:  The Stockholders of
     LIVE Entertainment Inc.

From:     Frans J. Afman
          Gregory R. Pierson
          As members of the Compensation Committee of the Board of Directors of LIVE Entertainment Inc.

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for establishing the compensation of the Chief Executive Officer and the other executive officers of the Company. The purpose of this Report is to inform the stockholders of the Company of the basis for the Chief Executive Officer's compensation for the last fiscal year as well as the compensation policies used in the compensation of the other executive officers of the Company.

Philosophy

The Committee recognizes that talented, committed employees are the Company's most valuable resource. The Company's executive compensation programs are designed to (i) relate the level of compensation paid to the Company's success in meeting its annual and long-term business objectives and performance goals, (ii) reward individual achievement, and (iii) enable it to recruit, retain, and motivate talented and diverse executives. This is essential for the Company to achieve its business objectives, performance goals, and to improve stockholder returns. As a result, the Committee has determined that executive compensation opportunities, including those for the Company's Chief Executive Officer and other executives of the Company, should create incentives for superior performance and consequences for below target performance.

The Committee feels that the Company's executive compensation programs have met their objectives. The Company has (i) met most annual business objectives and is on target for meeting its long-term objectives, (ii) been able to attract and retain the executive talent necessary to support a corporation which has survived an industry consolidation, (iii) redirected its efforts to other industry lines, and (iv) created significant opportunities for new business and profit potential.

The Committee believes that there are three basic components of compensation, namely base salary, short term incentive compensation and long term incentive compensation, and makes its decisions regarding executive officer compensation based on the following:

Base Salary   -    Base salaries are based on experience and scope
                   of responsibility of an individual upon hire, with consideration given to the base salary of the immediate predecessor in the job, if any, and, thereafter, upon individual performance and changes in level of responsibility.

Short Term Incentive
Compensation
 (Bonuses)    -    Those management employees who have a
                   measurable impact on profitability should have a significant portion of their total compensation "at risk", with a corresponding potential for significant rewards. Bonus programs are based primarily on the Company achieving operating profits that are close to or exceed the results planned at the beginning of a fiscal year. In extraordinary cases, bonuses are granted as awards for exceptional performance with respect to specific transactions.

Long Term Incentive
Compensation
 (Stock Options)-  The Committee believes that it is not only important to provide incentives based on short term (year-to-year) profitability, but also to provide incentives for senior management to increase the long term accretion of value to the stockholders of the Company. Thus, the Company has established a stock option program whereby options vest over a period of time (usually, in equal amounts for a two or three year period after the date of the grant). The compensation of executives is thereby tied directly to changes in the price of the Company's Common Stock.

The Committee believes that the compensation offered to the Company's Chief Executive Officer and its executive officers is consistent with this philosophy.

Chief Executive Officer Compensation for Fiscal 1995

     Mr. Burlage's $495,000 base salary for fiscal 1995 represented an increase of $45,000 above the base salary paid to Mr. Burlage in fiscal 1994. Mr. Burlage's base compensation was determined by the employment agreement that was entered into between the Company and Mr. Burlage in December 1993, and has been adjusted annually based upon the operating results of the Company after being approved by the Compensation Committee and Board.

     As part of the negotiations on his employment agreement, Mr. Burlage received a signing bonus of $100,000, and the Company made the following monetary agreements with Mr. Burlage; (i) the Company agreed to pay approximately $15,000 per year for life insurance for Mr. Burlage's benefit in addition to the life insurance benefits provided to all employees of the Company, (ii) the Company agreed to reimburse Mr. Burlage for automobile leasing costs, (iii) the Company agreed to pay approximately $7,000 per year to provide Mr. Burlage with disability insurance in addition to the disability insurance benefits provided to all employees of the Company, and
(iv) the Company agreed to provide Mr. Burlage with an interest free loan to acquire a country club membership and also agreed to pay Mr. Burlage's country club dues.

     Mr. Burlage's contract also entitles him to receive a bonus equal to two percent (2%) of the Company's operating income in excess of $10,000,000. The $10,000,000 threshold was set based upon the conclusion of the Committee members that Mr. Burlage's primary goal was to return the Company to profitability, the analysis by the Committee members of the Company's operating profit levels for fiscal 1992 and 1993, and the opinion of the individual Committee members that a minimum operating profit of $10,000,000 was needed to increase the public value of the Company's securities. Mr. Burlage received a cash bonus payment of $250,000 in February 1996 related to the Company's improved operating performance in 1995.

     As part of the negotiations for his employment agreement, Mr. Burlage had received options to purchase 120,000 shares of the Company's Common Stock, at a price of $9.375 per share, vesting equally over the four year term of Mr. Burlage's employment agreement. Pursuant to a cancellation and reissuance plan offered to all stock option holders on March 6, 1995, the above options were canceled (the "Canceled Options") and Mr. Burlage received 120,000 new options ("New Options") under the following conditions;
(i) the exercise price for the New Options would equal $3.50, the closing price of the Common Stock on The Nasdaq Stock Market's SmallCap Market on March 6, 1995, (ii) fifty percent (50%) of the New Options would vest on March 6, 1996; the remainder would vest on March 6, 1997, provided that no New Options would vest earlier than the scheduled vesting date for the corresponding Canceled Options, and (iii) all New Options would expire on the expiration date of the corresponding Canceled Options. As of December 31, 1994, the exercise price of Mr. Burlage's options was equal to or greater than the market price of the Company's Common Stock.
Should the Company's financial performance continue to improve, the Committee would expect the price of the Company's Common Stock to rise and therefore provide real value for Mr. Burlage's stock options.

Policies for Compensation of Other Named Executives

     The Committee's policies for compensation of executive officers are very similar to the policies that it has established with respect to Chief Executive Officer compensation, namely:

     - Base salary is primarily a function of individual performance.
     - Short term incentive compensation is tied almost exclusively to operating profitability. In fiscal 1995, as was the case in prior years, the Company's short term incentive cash compensation program (the "1995 Bonus Program"), was designed to award cash bonuses to the Company's employees, including the Named Executives, based on achievement of profit goals set forth in business plans reviewed and approved by the Board early in the applicable fiscal year. In 1995, those operating profit goals were exceeded, and all employees of the Company received a payment as calculated under the approved 1995 Bonus Program.
     - One time, ad hoc, payments, also are occasionally provided in lump sums to employees to induce them to join the Company, to renew contracts, to cover relocation costs or to reward employees for exceptional performance with respect to specific transactions. In fiscal 1995, such an award was made to several executives following the successful collection of a previously written off bad debt.
     - Long term incentive compensation is reflected by the Company's stock option plan, in which all of the Company's executive officers participate. Certain of the Company's executive officers received stock option grants in 1995, based on a combination of an evaluation by the Company's Chief Executive Officer of the performance of the executive officers as well as a comparison of total options granted to individuals holding positions of similar authority and responsibility within the Company. The vesting of the options over a period of years provides an incentive for the executive officer to remain with the Company and establishes a direct linkage between individual compensation and long term stockholder value.

     The main difference between the Committee's compensation policies with respect to the Chief Executive Officer and its policies with respect to other executive officers is that the Committee places a great deal of reliance upon the salary, bonus and stock option recommendations of the Company's Chief Executive Officer, who observes and evaluates the performance of his executive officers on a daily basis.

     The Committee has approved management's recommendations for a short term incentive cash compensation program (the "1996 Bonus Program"). Like the 1995 Bonus Program, the 1996 Bonus Program was designed to award cash bonuses to the Company's employees, including the Named Executives, based on achievement of profit goals set forth in business plans reviewed and approved by the Board early in the applicable fiscal year. The Company's President and Chief Executive Officer is not eligible to participate in the 1996 Bonus Program.

Policy Regarding Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Code generally limits the amount that a publicly held corporation is allowed each year to deduct for the compensation it pays to each of its chief executive officer and its other four most highly compensated officers ("covered employees") to $1,000,000. Certain types of compensation paid to such executives are not subject to the $1,000,000 deduction limit. One such type is "performance-based" compensation. To qualify as performance-based compensation, certain requirements must be satisfied. Based on certain proposed regulations, income described above as being received by persons with respect to options and SARs will not qualify as "performance-based" compensation or qualify for any other exception from the $1,000,000 deduction limit.
Therefore, any such amounts received by a person while that person is a covered employee will, together with other compensation received by that person which is subject to the $1,000,000 deduction limit, not be deductible by the Company to the extent that it exceeds $1,000,000 in any year. Although the Company is committed to maximizing the deductibility of performance-based compensation in excess of the $1,000,000 deduction limit to the extent it is practicable and in the best interests of the Company and its stockholders, no executive of the Company currently receives annual compensation in excess of the $1,000,000 deduction limit, and the Company is reluctant to make changes at this time to the composition of its Compensation Committee or to its executive compensation programs solely for tax purposes.

Conclusion

     The Committee believes that the compensation provided to the Chief Executive Officer and the Company's other executive officers is fair, reasonable, consistent with past practice and in the best interest of the stockholders of the Company.

                                APPENDIX B

     1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN, AS AMENDED,
                        OF LIVE ENTERTAINMENT INC.
    (As Amended through February 7, 1996 [Subject to Stockholder Approval]) (Amounts Adjusted to Reflect December 1994 One-For-Five Reverse Stock Split)

1.   Purpose.

     The purpose of this 1988 Stock Option and Stock Appreciation Rights Plan, as amended (the "Plan") of LIVE Entertainment Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership and participation in stock appreciation by selected key employees of the Company or its subsidiaries, directors, consultants or other persons ("Participants") as an independent committee of the Company's Board of Directors (the "Board") may from time to time determine. The Plan will provide a means whereby (i) such employees may purchase shares of the Common Stock of the Company pursuant to options that will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) such employees, directors, consultants or other persons, may purchase shares of the Common Stock of the Company pursuant to "non-qualified stock options" and (iii) such employees, directors, consultants or other persons may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "stock appreciation rights." Incentive stock options and non-qualified stock options are sometimes referred to collectively as "options."

2.   Administration.

     2.1 The Plan shall be administered by a committee (the "Committee") consisting of at least two directors, each of whom is a "disinterested person" as that term is defined in Rule 16B-3(c)(2) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

     2.2 Subject to the provisions of the Plan, the Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options or stock appreciation rights shall be granted, whether any options granted will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option or stock appreciation right, the exercise price of an option or the Initial Value of a stock appreciation right, the number of installments, if any, in which each option or stock appreciation right may be exercised, and the duration of each option or stock appreciation right, (v) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and their legal representatives and beneficiaries. The Committee may delegate some or all of its power and authority to the Chief Executive Officer of the Company or the other executive officer, as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting any director or officer who is subject to Section 16 of the Exchange Act.

3.   Shares Subject to the Plan.

     Subject to adjustments as provided in Paragraph 15 hereof, the shares to be issued under the Plan shall consist of the Company's authorized but unissued Common Stock. Subject to adjustment as provided in Paragraph 15 hereof, the aggregate number of stock appreciation rights that may be granted under the Plan shall not exceed 120,000. The authorized, unissued stock appreciation rights may be issued as stock options, notwithstanding anything contained in this paragraph to the contrary. If any stock appreciation rights granted under the Plan should expire or terminate for any reason without having been exercised in full, the unexercised stock appreciation rights shall again be available to be granted under the Plan either as stock appreciation rights or stock options. The aggregate amount of stock which may be issued upon exercise of all options under the Plan shall not exceed 580,000 shares plus the 120,000 shares if all of the stock appreciation rights that may be granted under the Plan are issued as stock options, for a total of 700,000 shares. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

4.   Eligibility and Participation.

     4.1 All regular salaried employees of the Company or any subsidiary corporation (as defined in Section 425(f) of the Code) shall be eligible to receive incentive stock options, non-qualified stock options and stock appreciation rights. Directors of the Company or any subsidiary corporation, consultants and other persons who are not regular salaried employees of the Company or any subsidiary corporation are not eligible to receive incentive stock options, but are eligible to receive non-qualified stock options and stock appreciation rights.

     4.2 No incentive stock options may be granted to any employee, at the time the incentive stock option is granted, who owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company (or of its subsidiary corporations as defined in Section 425(f) of the Code), unless the exercise price of such incentive stock option is at least one hundred ten percent of the fair market value of the stock subject to the incentive stock option determining fair market value as of the date each respective option is granted in accordance with Paragraph 8 hereof, and such incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted.

     4.3 The aggregate fair market value of the Common Stock for which incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining the fair market value as of the date each respective option is granted.

     4.4 All options and stock appreciation rights granted under the Plan shall be granted within ten years from September 20, 1988.

     4.5 Directors who are members of the Committee shall not be eligible to receive any grants of stock options or stock appreciation rights granted pursuant to the Committee's discretion under the Plan. Such directors shall be granted options to purchase 1,000 shares of Common Stock per calendar year at the fair market value of the Common Stock, pursuant to option grants of equal amount on the first business day following January 1 of each calendar year. Each option granted pursuant to this Paragraph 4.5 shall be fully exercisable on the date of grant and shall be exercisable for a period of ten years from the date of grant.

5.   Duration of Options and Stock Appreciation Rights.

     Each option and stock appreciation right and all rights associated therewith shall expire on such date as the Committee may determine, but in no event later than ten years from the date on which the option or stock appreciation right is granted, and shall be subject to earlier termination as provided herein; provided, however, that options granted in accordance with Paragraph 4.5 shall be exercisable for a period of ten years from the date on which such an option is granted.

6.   Price and Exercise of Options.

     6.1 All options shall be evidenced by a stock option agreement. Subject to Paragraph 4.2 and 4.5, the purchase price of the Common Stock covered by each option shall be determined by the Committee, but in the case of an incentive stock option shall not be less than one hundred percent of the fair market value of such Common Stock on the date the incentive stock option is granted.
The purchase price of the Common Stock upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by certified cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness owed by the Company to the Participant, (iii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the Participant or by authorizing the Company to retain shares of Common Stock otherwise issuable upon exercise of an option, (iv) if authorized by the Committee or if specified in the option being exercised, by a promissory note made by the Participant in favor of the Company, subject to terms and conditions determined by the Committee, secured by the Common Stock issuable upon exercise, and in compliance with applicable law (including, without limitation, state, corporate and federal requirements), (v) by any combination thereof, or (vi) in such other manner as the Committee may specify in order to facilitate the exercise of options by the holders thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined in accordance with Paragraph 8 hereof.

     6.2 No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). Subject to Section 4.5, each option shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine; provided, however, that unless otherwise determined by the Committee, if the Participant shall not in any given installment period purchase all of the shares which the Participant is entitled to purchase in such installment period, then such Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Participant's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for fewer than ten shares unless fewer than ten shares remain unpurchased.

7.   Terms and Conditions of Stock Appreciation Rights.

     All stock appreciation rights shall be evidenced by a Certificate of Grant (sometimes referred to herein as the "Certificate") in such form as the Board or the Committee shall from time to time approve. A grant of stock appreciation rights shall be subject to the following terms and conditions.

     7.1 Each stock appreciation right shall entitle a Participant to an amount (the "Appreciation") equal to the excess of the Exercise Value of one share of Common Stock over the Initial Value of one share of Common Stock. The Initial Value of each stock appreciation right shall be specified in the Certificate of Grant. The Exercise Value of each stock appreciation right shall be the fair market value of a share of Common Stock on the date the stock appreciation right is exercised, determined as set forth in Paragraph 8. The total Appreciation available to a Participant from the exercise of any stock appreciation right is a method of incentive compensation for key employees, directors, consultants and other persons and does not constitute an offering or sale of Common Stock to anyone.

     7.2 The Appreciation available to a Participant upon exercise of the Participant's stock appreciation rights shall be paid to the Participant in cash or Common Stock as determined by the Committee. If payment is made in Common Stock of the Company, then the fair market value of the Common Stock for purposes of calculating the number of shares of Common Stock that shall be issued to pay the Appreciation of a stock appreciation right shall be based upon the fair market value of the Common Stock as determined in Paragraph 8 on the date of exercise of the stock appreciation right. If the total Appreciation is paid in Common Stock, the total Appreciation will be reduced to the largest amount divisible by the fair market value of one share of Common Stock. Appreciation shall be paid as compensation and without interest by the Company as specified in the Certificate of Grant.

     7.3 All stock appreciation rights must have an Initial Value no less than the fair market value of a share of Common Stock as determined in Paragraph 8 as of the date of grant of the stock appreciation right.

     7.4 A stock appreciation right (a "Related Right") may be granted under this Plan pursuant to a Certificate of Grant providing that the exercise of the stock appreciation right affects the exercise of an option granted pursuant to this Plan (the "Related Option"). Unless the Certificate of Grant pursuant to which the Related Right is granted provides otherwise, the Related Right may be exercised only to the extent to which the Related Option is exercisable. Upon the exercise or termination of the related Right, the Related Option shall cease to be exercisable and shall be canceled to the extent of the number of shares with respect to which the Related Right was exercised or terminated. Upon exercise or termination of the Related Option, the Related Right shall cease to be exercisable and shall be canceled to the extent of the number of shares to which the Related Option was exercised or terminated. In addition to the foregoing, if the Related Option is an "incentive stock option" granted pursuant to the Plan, then the Related Right must satisfy the following conditions:

          (i) The Related Right must be granted only at the time of grant of the Related Option;

          (ii) The Related Right must expire no later than the expiration of the Related Option;

          (iii) The Related Right must be granted for an amount of Appreciation equal to or less than one hundred percent of the difference between the exercise price of the Related Option and the market price of the Common Stock subject to the Related Option at the time the Related Right is exercised;

          (iv) The Related Right may be transferable only when the Related Option is transferable, and only under the same conditions;

          (v) The Related Right may be exercised only when the Related Option is eligible to be exercised; and

          (vi) The Related Right may be exercised only when the market price of the Stock subject to the Related Option exceeds the exercise price of the Related Option.

     7.5 No stock appreciation right granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). Each stock appreciation right shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine; provided, however, that, unless otherwise determined by the Committee, if the Participant shall not in any given installment period exercise all of the stock appreciation rights which the Participant is entitled to exercise in such installment period, then the Participant's right to exercise any stock appreciation rights not exercised in such installment period shall continue until the expiration date or sooner termination of the Participant's stock appreciation rights.

8.   Fair Market Value of Common Stock.

     The fair market value of a share of Common Stock of the Company shall be determined for purposes of this Plan by reference to the mean between the bid and asked price of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor function) or, if such shares are then traded on a principal stock exchange, by reference to the closing price of a share on the principal stock exchange on which such shares are traded, in each case as reported by the Wall Street Journal for the business day immediately preceding the date on which the fair market value is determined (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

9.   Withholding Tax.

     Upon (i) the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option, (ii) the exercise of a non-qualified stock option, or (iii) the exercise of a stock appreciation right, the Company shall have the right to require such employee or other person, and such employee or other person by accepting the options or stock appreciation rights granted under the Plan agrees, to pay the Company the amount of taxes which the Company may be required to withhold with respect thereto. In the event of (i) or (ii), or in the event of (iii) if the Appreciation is paid with Common Stock, then such employee or other person may elect to pay the amount of any taxes which the Company may be required to withhold by delivering to the Company shares of the Company's Common Stock having a fair market value determined in accordance with Paragraph 8 equal to the withholding tax obligation determined by the Company. Such shares so delivered may be either shares withheld by the Company upon the exercise of the option stock appreciation right or other shares. Such election must be made by those persons subject to the provisions of Section 16 of the Exchange Act in accordance with the General Rules and Regulations under the Exchange Act, but in no event later than the date as of which the amount of tax to be withheld is determined.

10.  Non-transferability.

     An option or stock appreciation right granted under the Plan shall, by its terms, be nontransferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder, or such spouse's successors in interest. If the spouse of the holder shall have acquired a community property interest in an option or stock appreciation right, the holder, or the holder's permitted successors in interest, may exercise the option or stock appreciation right on behalf of the spouse of the holder or such spouse's successors in interest.

11.  Holding of Stock After Exercise of Option.

     At the discretion of the Committee, any option or stock appreciation right may provide that the Participant, by accepting such option or stock appreciation right, represents and agrees, for the Participant and the Participant's permitted transferees, that none of the shares acquired upon exercise of an option or stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, (the "Act"), and the rules and regulations promulgated thereunder and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Act by such person.

12.  Termination of Employment.

     If a holder of an incentive stock option ceases to be employed by the Company or one of its subsidiary corporations (as defined in Section 425(f) of the Code) for any reason other than the holder's death or permanent disability (within the meaning of Section 105(d)(4) of the Code), the holder's incentive stock options shall immediately become void and of no further force or effect; provided, however, that if such cessation of employment shall be due to the holder's voluntary resignation with the consent of the Board of the Company or such subsidiary, expressed in the form of a written resolution, or shall be due to the holder's retirement under the provisions of any pension or retirement plan of the Company or such subsidiary then in effect, then within three months after the date the holder ceases to be an employee of the Company or such subsidiary such incentive stock option may be exercised to the extent exercisable on the date of such cessation of employment. A leave of absence approved in writing by the Board or the Committee shall not be deemed a termination of employment for the purposes of this Paragraph 12, but no incentive stock option may be exercised during any such leave of absence, except during the first three months thereof. Termination of employment or other relationship with the Company by the holder of a non-qualified stock option or stock appreciation right will have the effect specified in the individual option agreement or Certificate of grant as determined by the Committee; provided, however, that an option granted pursuant to Paragraph 4.5 shall be exercisable for a period of 12 months following termination of employment or other relationship with the Company to the extent exercisable on the date of such cessation of employment or other relationship.

13.  Death or Permanent Disability of Option Holder.

     If the holder of an incentive stock option dies or becomes permanently disabled while the option holder is employed by the Company or one of its subsidiary corporations (as defined in Section 425(f) of the Code), the holder's option shall expire one year after the date of such death of permanent disability unless by its terms it expires sooner. During such period after death, such incentive stock option may, to the extent that it remains unexercised (but exercisable by the holder according to such option's terms) upon the date of such death, be exercised by the person or persons to whom the option holder's rights under the incentive stock option shall pass by the option holder's will or by the laws of descent and distribution. The death or permanent disability of a holder of a non-qualified stock option or stock appreciation right will have the effect specified in the individual option agreement or Certificate of Grant as determined by the Committee; provided, however, that a vested option granted pursuant to Paragraph 4.5 shall be exercisable for a period of 12 months following death or permanent disability of a holder of such an option to the extent exercisable on the date of death or permanent disability.

14.  Privileges of Stock Ownership.

     No person entitled to exercise any option or stock appreciation right granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such option or stock appreciation right until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option or stock appreciation right unless and until in the opinion of counsel for the Company there shall have been full compliance with any applicable registration requirements of the Exchange Act, any applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

15.  Adjustments.

     15.1 If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of stock appreciation rights and shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of stock appreciation rights and shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change to the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the purchase price for each share covered by the option. Any such adjustment in the outstanding stock appreciation rights shall be made without change in the aggregate Initial Value applicable to the unexercised portion of the stock appreciation rights but with a corresponding adjustment in the Initial Value for each share covered by the stock appreciation right.

     15.2 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property or more than eighty percent of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and any stock appreciation rights and options granted hereunder shall terminate.

     15.3 Notwithstanding the foregoing, the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the stock appreciation rights and options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation for the stock appreciation rights and options theretofore granted or the substitution by such corporation for such stock appreciation rights and options or new stock appreciation rights and options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or
(iii) for the continuance of the Plan by such successor corporation in which event the Plan and the stock appreciation rights and options theretofore granted shall continue in the manner and under the terms so provided.

     15.4 Adjustments under this Paragraph 15 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional share of stock shall be issued under the Plan on any such adjustment.

16.  Amendment and Termination of Plan.

     16.1 The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan provided that the number of shares subject to an option granted to non-employee directors pursuant to Paragraph 4.5, the purchase price therefor, the date of grant of any such option, the termination provisions relating thereto and the category of persons eligible to be granted such options shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder and provided further that no amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquire pursuant to options, and the maximum number of stock appreciation rights granted under the Plan, except as permitted under the provisions of Paragraph 15, (ii) change the minimum purchase price set forth in Paragraphs 4.2 and 6 or the Initial Value set forth in Paragraph 7,
(iii) increase the maximum term of options or stock appreciation rights provided for in Paragraph 5, or (iv) change the designation of persons eligible to receive options or stock appreciation rights as provided in Paragraph 4.

     16.2 No amendment, suspension or termination of the Plan shall, without the consent of the holder, alter or impair any rights or obligations under any option or stock appreciation right theretofore granted under the Plan.

17.  Effective Date of Plan.

     No option or stock appreciation right may be granted under the Plan unless and until (i) the options and underlying shares and stock appreciation rights have been registered under the Act and qualified with the appropriate state regulatory agencies, or (ii) the Company has been advised by counsel that such options, shares and stock appreciation rights are exempt from such registration and/or qualification. An amendment to the Plan to increase the number of options available was approved on May 9, 1995 by the holders of the outstanding voting stock of the Company. The next most recent amendment and restatement of the Plan to comply with certain provisions of the Code was adopted by the Board on June 30, 1993.

                          LIVE ENTERTAINMENT INC.
       ANNUAL MEETING OF SERIES C CONVERTIBLE PREFERRED STOCKHOLDERS
                                May 2, 1996

     The undersigned Series C Convertible Preferred Stockholder of LIVE Entertainment Inc. (the "Company") hereby nominates, constitutes and appoints Steven Mangel and Elliot Slutzky, and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Series C Convertible Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Common Stockholders, Series B Cumulative Convertible Preferred Stockholders and Series C Convertible Preferred Stockholders of the Company to be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on May 2, 1996 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. The Election of Directors to Serve Until Third Succeeding Annual Meeting. Electing Ryuichi Noda, Masao Nomura, Melvin Pearl and Michael Jay Solomon to serve on the Board of Directors of the Company until the third Annual Meeting following their election and until their successors are elected and have qualified.

               AUTHORITY GIVEN  []        AUTHORITY WITHHELD  []

     (INSTRUCTION: To grant authority to vote for all of the nominees named above check the "Authority Given" box; to withhold authority for any individual nominee check the "Authority Given" box and cross out the name(s) of such individual(s) above; to withhold authority for all nominees check the "Authority Withheld" box.)

     2. Amendment to the Company's 1988 Stock Option and Stock Appreciation Rights Plan. Approving an amendment to the Company's 1988 Stock Option and Stock Appreciation Rights Plan to increase the number of shares of the Company's Common Stock for which options may be granted by an additional 300,000 shares.

                     FOR  []    AGAINST  []     ABSTAIN  []

     3.  Ratification of Selection of Independent Auditors.
Approving the selection of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending
December 31, 1996.

                     FOR  []    AGAINST  []     ABSTAIN  []

                                                              (Continued)

     4. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

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

PLEASE SIGN AND DATE BELOW

     DATED: _________________________________

     I do _____ do not _____ expect to attend the meeting.

     PIONEER ELECTRONIC CORPORATION

     By: ____________________________________

     Title: _________________________________

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE
SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A
DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

                                      LIVE ENTERTAINMENT INC.
                               ANNUAL MEETING OF COMMON STOCKHOLDERS
                                            May 2, 1996

     The undersigned holder of Common Stock of LIVE Entertainment Inc. (the "Company") hereby nominates, constitutes and appoints Steven Mangel and Elliot Slutzky, and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Common Stockholders, Series B Cumulative Convertible Preferred Stockholders and Series C Convertible Preferred Stockholders of the Company to be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on May 2, 1996 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. The Election of Directors to Serve Until Third Succeeding Annual Meeting. Electing Ryuichi Noda, Masao Nomura, Melvin Pearl and
Michael Jay Solomon to serve on the Board of Directors of the Company until the third Annual Meeting following their election and until their successors are elected and have qualified.

                    AUTHORITY GIVEN  []     AUTHORITY WITHHELD []

     (INSTRUCTION: To grant authority to vote for all of the nominees named above check the "Authority Given" box; to withhold authority for any individual nominee check the "Authority Given" box and cross out the name(s) of such individual(s) above; to withhold authority for all nominees check the "Authority Withheld" box.)

     2. Approving an amendment to the Company's 1988 Stock Option and Stock Appreciation Rights Plan to increase the number of shares of the Company's Common Stock for which options may be granted by an additional 300,000 shares.

                         FOR  []    AGAINST  []     ABSTAIN []

     3. Approving the selection of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1996.

     FOR  []  AGAINST  []  ABSTAIN  []     (To be signed on the reverse side.)

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

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

PLEASE SIGN AND DATE BELOW



                                       __________________________________
                                       Signature




                                       __________________________________
                                       Signature, if held jointly



                                       ____________________________________
                                       Title or Authority




                                       ____________________________________
                                       Date of Signature

                                       Sign your name exactly as it
                                       appears on your stock
                                       certificate(s). When shares are
                                       held by joint tenants or other
                                       co-owners, both should sign.
                                       When signing as trustee,
                                       executor, administrator,
                                       guardian, attorney-in-fact,
                                       corporate officer, etc., please
                                       give full title as such.  If a
                                       partnership, please sign in
                                       partnership name by an
                                       authorized person.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

                              LIVE ENTERTAINMENT INC.
     ANNUAL MEETING OF SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCKHOLDERS
                                     May 2, 1996

     The undersigned Series B Cumulative Convertible Preferred Stockholder of LIVE Entertainment Inc. (the "Company") hereby nominates, constitutes and appoints Steven Mangel and Elliot Slutzky, and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Series B Cumulative Convertible Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Common Stockholders, Series B Cumulative Convertible Preferred Stockholders and Series C Convertible Preferred Stockholders of the Company to be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on May 2, 1996 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. The Election of Directors to Serve Until Next Annual Meeting. Electing Jay Burnham, Jonathan D. Lloyd, Irwin Roth and Charles A. Yamarone to serve on the Board of Directors of the Company until the next Annual Meeting following their election and until their successors are elected and have qualified.

                    AUTHORITY GIVEN  []     AUTHORITY WITHHELD  []

     (INSTRUCTION: To grant authority to vote for all of the nominees named above check the "Authority Given" box; to withhold authority for any individual nominee check the "Authority Given" box and cross out the name of the individual above; to withhold authority for all nominees check the "Authority Withheld" box.)

     2. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.
















                                   (To be signed on the reverse side.)

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL
1. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATION OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY ARE PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE BELOW



                                       __________________________________
                                       Signature




                                       __________________________________
                                       Signature, if held jointly



                                       ____________________________________
                                       Title or Authority




                                       ____________________________________
                                       Date of Signature

                                       Sign your name exactly as it
                                       appears on your stock
                                       certificate(s). When shares are
                                       held by joint tenants or other
                                       co-owners, both should sign.
                                       When signing as trustee,
                                       executor, administrator,
                                       guardian, attorney-in-fact,
                                       corporate officer, etc., please
                                       give full title as such.  If a
                                       partnership, please sign in
                                       partnership name by an
                                       authorized person.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.